3553 N. FIRST STREET LEASE

A&M PEAK FIRST STREET, LLC,

a Delaware limited liability company, as Landlord,

and

NETGEAR, INC.,

a Delaware corporation, as Tenant

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information ("Summary") is hereby incorporated into and made a part of the attached Lease. Each reference in the Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Lease, the terms of the Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Lease.

TERMS OF LEASE

(References are to the Lease) DESCRIPTION

1.
Date: September 26, 2024

2.
Landlord: A&M PEAK FIRST STREET, LLC, a Delaware limited liability company
3.
Address of Landlord (Section 24.19): c/o Alvarez & Marsal Capital Real Estate, LLC

2276 E. Maple Avenue

El Segundo, CA 90245 Attention: Mark A. Velarde

with a copy to:

Allen Matkins Leck Gamble Mallory & Natsis LLP 865 South Figueroa Street, Suite 2800

Los Angeles, California 90017-2543 Attention: David B. Stone, Esq.

4.
Tenant: Netgear, Inc., a Delaware corporation

5.
Address of Tenant (Section 24.19): Prior to Lease Commencement Date:

Netgear, Inc.

350 E. Plumeria Drive

San Jose, California 95134

Attention: Director of Workplace Operations with a copy to:

Netgear, Inc.

350 E. Plumeria Drive

San Jose, California 95134 Attention: General Counsel

with a copy to:

Rimon Law, PC

800 Oak Grove Avenue, Suite 250 Menlo Park, CA 94025

Attention: Derek A. Ridgway, Esq.

After Lease Commencement Date:

Netgear, Inc.

3553 N. First Street

San Jose, California 95134

Attention: Director of Workplace Operations with a copy to:

Netgear, Inc.

3553 N. First Street

San Jose, California 95134 Attention: General Counsel

with a copy to:

Rimon Law, PC

800 Oak Grove Avenue, Suite 250 Menlo Park, CA 94025

Attention: Derek A. Ridgway, Esq.

6.
Premises (Article 1):

6.1
Premises: The parcel of land situated in the City of San Jose, State of California, described on Exhibit A-1, together with all improvements thereon, including, but not limited to the Building (as defined below) and all parking areas located thereon.

6.2
Building: That certain commercial building located on the Land (as defined in the Lease), containing approximately 89,409 rentable square feet of space, whose street address is 3553 N. First Street, San Jose, California 95134, as depicted on Exhibit A attached hereto.

7.
Term (Article 2):

7.1
Lease Term: One hundred thirty-two (132) months.

7.2
Lease Commencement Date: October 1, 2025. Notwithstanding the foregoing, for the avoidance of doubt, the terms and provisions of this Lease shall be effective as of the date of execution of this Lease.

7.3
Lease Expiration Date: September 30, 2036.

8.
Base Rent (Article 3):

Months of Lease Term*	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent Rate per Rentable Square Foot of Premises
10/1/25 – 9/30/26	$3,379,660.20	$281,638.35	$3.15
10/1/26 – 9/30/27	$3,476,221.92	$289,685.16	$3.24
10/1/27 – 9/30/28	$3,583,512.72	$298,626.06	$3.34
10/1/28 – 9/30/29	$3,690,803.52	$307,566.96	$3.44
10/1/29 – 9/30/30	$3,808,823.40	$317,401.95	$3.55
10/1/30 – 9/30/31	$3,916,114.20	$326,342.85	$3.65
10/1/31 – 9/30/32	$4,034,134.08	$336,177.84	$3.76
10/1/32 – 9/30/33	$4,152,153.96	$346,012.83	$3.87
10/1/33 – 9/30/34	$4,280,902.92	$356,741.91	$3.99
10/1/34 – 9/30/35	$4,409,651.88	$367,470.99	$4.11
10/1/35 – 9/30/36	$4,538,400.84	$378,200.07	$4.23

*Subject to abatement of monthly pursuant to Section 3.2 of the Lease.

9.
Tenant’s Share of Operating Expenses, Tax 100%.

Expenses and Utilities Costs

(Section 4.2.6):

10.
LC Amount (Letter of Credit Rider): $2,000,000.00, subject to reduction pursuant to the

Letter of Credit Rider.

11.
Brokers (Section 24.25): Jones Lang LaSalle, representing Tenant and Newmark

Knight Frank, representing Landlord.

12.
Parking (Article 23): 100% of the parking spaces within the Surface Parking

Areas, consisting of approximately two hundred eighty-

one (281) parking spaces

13.
Option Terms Two (2), five (5) year, renewal option,

as more particularly set forth in the Extension Option Rider attached to this Lease.

INDEX

Page(s)

ARTICLE 1 REAL PROPERTY, BUILDING AND PREMISES 1

ARTICLE 2 LEASE TERM 2

ARTICLE 3 BASE RENT 3

ARTICLE 4 ADDITIONAL RENT 3

ARTICLE 5 USE OF PREMISES 7

ARTICLE 6 SERVICES AND UTILITIES 9

ARTICLE 7 REPAIRS 10

ARTICLE 8 ADDITIONS AND ALTERATIONS 11

ARTICLE 9 COVENANT AGAINST LIENS 13

ARTICLE 10 INDEMNIFICATION AND INSURANCE 13

ARTICLE 11 DAMAGE AND DESTRUCTION 15

ARTICLE 12 CONDEMNATION 15

ARTICLE 13 COVENANT OF QUIET ENJOYMENT 16

ARTICLE 14 ASSIGNMENT AND SUBLETTING 16

ARTICLE 15 SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY 18

ARTICLE 16 HOLDING OVER 19

ARTICLE 17 ESTOPPEL CERTIFICATES 19

ARTICLE 18 SUBORDINATION 19

ARTICLE 19 TENANT'S DEFAULTS; LANDLORD'S REMEDIES 19

ARTICLE 20 SECURITY DEPOSIT 21

ARTICLE 21 COMPLIANCE WITH LAW 22

ARTICLE 22 ENTRY BY LANDLORD 22

ARTICLE 23 PARKING 23

ARTICLE 24 MISCELLANEOUS PROVISIONS 24

EXHIBITS

A
OUTLINE OF FLOOR PLAN OF BUILDING A-1 LEGAL DESCRIPTION
A-2
SITE PLAN
A-3
DEPICTION OF EV CHARGING LOCATIONS
B
TENANT WORK LETTER
C
AMENDMENT TO LEASE
D
RULES AND REGULATIONS
E
LIST OF PERMITTED HAZARDOUS MATERIALS

EXTENSION OPTION RIDER LETTER OF CREDIT RIDER

3553 N. FIRST STREET

LEASE

This Lease, which includes the preceding Summary and the exhibits attached hereto and incorporated herein by this reference (the Lease, the Summary and the exhibits to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between A&M PEAK FIRST STREET, LLC, a Delaware limited liability company ("Landlord"), and NETGEAR, INC., a Delaware corporation ("Tenant").

ARTICLE 1

REAL PROPERTY, BUILDING AND PREMISES

1.1
Real Property, Building and Premises.

1.1.1
Grant of Premises. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the "Premises"), including, without limitation, the (i) the building described in Section 6.2 of the Summary (the "Building"), (ii) the surface parking areas servicing the Building (collectively, the "Surface Parking Areas"), (iii) any outside plaza areas, walkways, driveways, courtyards, public and private streets, transportation facilitation areas and other improvements and facilities now or hereafter constructed on the Land (as defined below) that surrounds and/or services the Building, and are designated from time to time by Landlord as common areas appurtenant to or servicing the Building and any such other improvements (collectively, the "Outside Areas"), and (iv) the land upon which any of the foregoing are situated, as more particularly described on Exhibit A- 1 attached hereto (the "Land"). The Premises is sometimes collectively referred to herein as, the "Real Property". A site plan of the Real Property is attached hereto as Exhibit A-2. Tenant agrees and acknowledges that (A) Tenant’s lease of the Premises is subject to that certain Ground and Rooftop Lease Agreement dated as of April 18, 2002 (the “Verizon Lease”), between Netiq Corporation, a Delaware corporation (Landlord’s predecessor-in-interest) and GTE Mobilnet of California Limited Partnership d/b/a Verizon Wireless (“Verizon”), which Verizon Lease relates to a portion of the rooftop of the Building, a portion of the ground area of the Premises, connection and access rights and a twenty-foot right of way relating thereto, and (B) Tenant will be bound by the same provisions that are binding on Landlord under the Verizon Lease.

1.1.2
Tenant's and Landlord's Rights. Although Tenant is leasing the entire Building, Landlord and Landlord's agents, contactors, employees, licensees and invitees shall have the right (including the right of access) to the roof and the exterior faces of all exterior walls of the Building, and shall have the right of access to and use of the risers and conduits of the Building as described below and the right of access to the Building to perform its obligations and exercise its rights under this Lease in the manner provided in Article 22 below. Subject to the terms of this Lease, Tenant shall have 24/7 access to the Premises and Outside Areas. Subject to Landlord’s rights in this Section 1.1.2, Tenant is hereby granted possession of the Surface Parking Areas (pursuant to Article 23 below) and the Outside Areas; provided, however, that (i) Tenant's use thereof shall be subject to (A) the provisions of any declarations, reciprocal easement agreements, covenants, conditions and restrictions regarding the use thereof hereafter recorded against the Real Property (if applicable, and as may be amended or otherwise modified, collectively, the "CC&R's"), and (B) such reasonable, non-discriminatory rules and regulations as Landlord may make from time to time that do not materially increase Tenant’s obligations or decrease Tenant’s rights under the Lease (which shall be provided in writing to Tenant), and (ii) except as otherwise expressly provided in this Lease, Tenant may not go on the roof of Building without advance notice to Landlord and without otherwise being accompanied by a representative of Landlord, if requested by Landlord, except in an emergency. Landlord reserves the right from time to time to use any of the exterior portions of the Building and/or the Real Property and the Outside Areas, and the roof, risers and conduits of the Building for telecommunications and/or any other purposes, and to do any of the following: (1) make any changes, additions, improvements, repairs and/or replacements in or to the Real Property or any portion or elements thereof (including the Outside Areas); (2) close temporarily any of the common areas or other elements of the Real Property (including the Outside Areas) while engaged in making repairs, improvements or alterations to the Real Property; and (3) perform such other acts and make such other changes with respect to the Real Property as Landlord may, in the exercise of good faith business judgment, deem to be appropriate; provided, however, in connection with such use, Landlord shall coordinate the same with Tenant and use commercially reasonable efforts to mitigate any interference with Tenant’s operations.

1.2
Condition of Premises; Landlord’s Work.

1.2.1
Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter attached to this Lease as Exhibit B (the "Tenant Work Letter"), Landlord shall not be obligated to provide or pay for any improvement, remodeling or refurbishment work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises (including, without limitation, the existing Systems and Equipment located in the Building and the Building roof) in its "AS IS" condition on the date of this Lease, the Delivery Date and on the Lease Commencement Date.

1.2.2
Landlord’s Work. Notwithstanding Section 1.2.1 above to the contrary, Landlord shall, at Landlord's expense, using Building standard materials and in accordance with Building standards, perform the following work in the Premises (collectively, "Landlord's Work"): (i) upgrade the electrical power serving the Premises to 4,000 amp (277/480V) with a new transformer and switchgear serving the Premises; (ii) install six (6) dual-head ChargePoint EV charging stations (Leviton Model EVR-Green 4000) in the location depicted on Exhibit A-3 attached hereto, and (iii) restripe the Surface Parking Areas. In connection with such work, Landlord shall coordinate any planned shutdown of operations with Tenant. For purposes of this Lease, Landlord's Work shall be deemed "Substantially Completed" upon the completion of the foregoing items substantially in accordance with this Section 1.2, with the exception of any punchlist items. If

Landlord shall encounter any delays in causing Landlord's Work to be Substantially Completed as a result of any acts or omissions of Tenant, or its agents, contractors, employees, licensees or invitees pursuant to Tenant’s early entry pursuant to Section 2.4 below, Tenant’s construction of the Tenant Improvements, as defined in and pursuant to the Tenant Work Letter, or otherwise, such delays shall be referred to herein as "Tenant Delays". Notwithstanding the foregoing to the contrary, except as otherwise provided in the Tenant Work Letter, (A) no Tenant Delay shall be deemed to have occurred unless and until Landlord has provided written notice to Tenant (the "Tenant Delay Notice") specifying the action or inaction by Tenant which Landlord contends constitutes the Tenant Delay, and (B) if such action or inaction is not cured by Tenant within one (1) business day after receipt of such Tenant Delay Notice (the "Tenant Delay Grace Period"), then a Tenant Delay, as set forth in such Tenant Delay Notice, shall be deemed to have occurred commencing as of the expiration of the Tenant Delay Grace Period; provided that Tenant shall only be permitted an aggregate of three (3) days of Tenant Delay Grace Period and, thereafter, a Tenant Delay shall commence upon the delivery of the Tenant Delay Notice to Tenant.

1.2.3
Non-Compliance Notice. If (i) as of the Delivery Date, the base Building systems and equipment serving the Premises, the roof and/or the structural elements of the Building are not in good order, condition and repair (the "Non-Compliance Condition"), and (ii) Tenant becomes aware of such Non-Compliance Condition and delivers to Landlord written notice (the "Non-Compliance Notice") of such Non-Compliance Condition prior to the date (the "Non-Compliance Outside Date") that is twelve (12) months after the Delivery Date, then Tenant's sole remedy shall be that Landlord shall, at Landlord's sole cost and expense (which shall not be included in Operating Expenses), do that which is necessary to correct such Non-Compliance Condition within a reasonable period of time after Landlord's receipt of the Non-Compliance Notice. If Tenant fails to deliver the Non-Compliance Notice to Landlord on or prior to the Non-Compliance Outside Date, then Landlord shall have no obligation to perform such corrective work of such Non-Compliance Condition described hereinabove at Landlord's sole cost and expense (but such release of such obligation shall not relieve Landlord of its other obligations under this Lease).

1.2.4
Acceptance of Inconveniences. Tenant acknowledges that Landlord will be performing Landlord's Work during Tenant's occupancy of the Premises, and Tenant agrees that: (i) such performance of Landlord’s Work may render the Premises without power for approximately 2-8 weeks (the “Power Down Time”);

(ii) Tenant shall cooperate with Landlord and Landlord's schedule of performance of Landlord's Work during such occupancy so that Landlord may timely perform Landlord's Work without unreasonable interference from Tenant (and in connection therewith, Landlord may cause Landlord's Work to be performed during normal business hours as reasonably necessary to complete the same in a timely manner, without any obligation to pay overtime or other premiums); and (iii) Tenant shall accept all inconveniences associated with the performance of Landlord's Work and agrees that the performance of Landlord's Work shall not constitute a constructive eviction of Tenant, nor entitle Tenant to any rent abatement, compensation or other damages from Landlord, nor subject Landlord to any liability, except for any injury to persons or damage to property (but not loss of business or other consequential damages) to the extent caused by Landlord's gross negligence or willful misconduct and not insured or required to be insured by Tenant under the Lease. In connection with the Power Down Time, Landlord shall not be liable for damages, by abatement of Rent or otherwise and the Power Down Time shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding the foregoing, Landlord shall provide temporary power service through PG&E to Tenant during such Power Down Time at Landlord’s cost; provided, however, that if temporary power service is not available through PG&E during the Power Down Time, Landlord shall, at Landlord’s cost, provide temporary power to the Premises for 8-10 hours per day through a temporary power generator so long as the cost thereof does not exceed

$15,000.00 per week. In the event that the temporary power is provided by PG&E, Tenant shall pay for the cost of the electricity actually consumed by Tenant during such Power Down Time.

1.3
Rentable Square Feet. The parties hereby confirm and stipulate that the Premises contain the rentable square feet set forth in Section 6.2 of the Summary, and such square footage amount is not subject to adjustment or remeasurement by Landlord or Tenant. Accordingly, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease which are determined based upon rentable square feet of the Premises.

1.4
Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is the parties intent and agreement that this Lease be a "TRIPLE NET" lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant and/or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Real Property, and Tenant's operation therefrom to the end that Landlord shall receive all Rent (as defined below) provided for herein free and undiminished by any expenses, charges, fees, taxes and assessments, and Landlord shall not be obligated to perform any acts, or be subject to any liabilities, or to make any payments, except as otherwise specifically and expressly provided in this Lease. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent (as defined below).

ARTICLE 2

LEASE TERM

2.1
Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent. The term of this Lease (the "Lease Term") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date.

2.2
Abatement Penalty. Notwithstanding Section 2.1 above to the contrary, if Landlord is unable to cause Landlord’s Work to be Substantially Completed on or before September 1, 2025 (the "Outside Work Date"), as such Outside Work Date shall be extended day for day for each day Landlord is delayed in causing Landlord’s Work to be Substantially Completed as a result of delays due to Force Majeure (as defined below) and/or Tenant Delays, then Landlord shall, in addition to the Abated Rent (as defined below), abate one (1) day of Base Rent for every one (1) day beyond the Outside Work Date (as so extended) that Landlord fails to cause Landlord’s Work to be Substantially Completed, with such abatement (the “Delay Abatement”) to be credited against Base Rent commencing following the Abatement Period (as defined below). Except as expressly provided in Section 2.3 below, the abatement right afforded to Tenant under this Section 2.2 shall be Tenant's sole and exclusive remedy for Landlord's failure to cause Landlord’s Work to be Substantially Completed on or before the Outside Work Date, as it may be extended as provided hereinabove.

2.3
Termination Right. Notwithstanding anything to the contrary contained in this Lease, if Landlord, despite its diligent efforts, fails to cause Landlord’s Work to be Substantially Completed on or before July 1, 2026 (the "Work Termination Date"), as such Work Termination Date shall be extended day for day for each day Landlord is delayed in causing Landlord’s Work to be Substantially Completed as a result of delays due to Force Majeure and/or Tenant Delays, then either Landlord or Tenant may elect to terminate this Lease by delivering to the other party written termination notice on or prior to the date which is ten (10) days following the Work Termination Date (as may be so extended); provided, however, Tenant may nullify any election by Landlord to terminate this Lease by delivering written notice to Landlord (within ten (10) days after Tenant’s receipt of Landlord’s termination notice), in which case, (i) Landlord’s obligation to provide further Delay Abatement shall be waived as of the termination date indicated in Landlord’s termination notice, and (ii) Tenant shall have the right to take over and complete Landlord’s Work at Landlord’s cost, plus a two percent (2%) supervision and administrative fee on such costs (except that Landlord’s total reimbursement obligation shall not exceed $500,000.00). Except for Tenant's abatement right in Section 2.2 above, the termination right afforded to Tenant under this Section 2.3 shall be Tenant's sole and exclusive remedy for Landlord's failure to cause Landlord’s Work to be Substantially Completed on or before the Work Termination Date, as it may be extended as provided hereinabove. Time is of the essence for the delivery of Landlord’s and Tenant's termination notice under this Section 2.3; accordingly, if Landlord or Tenant fails to timely deliver such notice, then such party’s right to terminate this Lease shall expire and be of no further force or effect as of the date such party fails to timely deliver such termination notice.

2.4
Early Possession. Tenant shall have the right to occupy the Premises prior to the Lease Commencement Date after Landlord's delivery of possession of the Premises to Tenant (with the date upon which Landlord actually delivers possession of the Premises to Tenant being hereinafter referred to as the "Delivery Date") for the purpose of completing alterations to the Premises pursuant to the Tenant Work Letter and/or for occupancy and the commencement of business operations following completion of the alterations under the Tenant Work Letter. The Delivery Date shall occur within thirty (30) days following the date (the "Anticipated Delivery Date") that this Lease is mutually executed and delivered by the parties and Tenant has delivered to Landlord all required Lease Commencement Date deliverables (e.g., the first (1st) months' installment of Base Rent and Estimated Expenses, the Security Deposit, insurance certificates, etc.). During such early occupancy, Tenant agrees to observe and perform all the provisions of this Lease, except those which require payment of Base Rent or Tenant's Share of Operating Expenses, Tax Expenses, and Utilities Costs.

ARTICLE 3

BASE RENT

3.1
Base Rent. Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at such place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, or at Landlord's election, by wire or ACH transfer or as otherwise specified by Landlord, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first day of each and every month during the Lease Term, without any setoff or deduction whatsoever. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord the following: (i) the Base Rent payable by Tenant for the Premises for the seventh (7th) full month of the Lease Term; and (ii) the Estimated Expenses (as defined below) payable by Tenant for the Premises for the first (1st) full month of the Lease Term. If any rental payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any rental payment is for a period which is shorter than one month, then the rental for any such fractional month shall be a proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2
Abatement of Base Rent. Notwithstanding anything to the contrary contained herein and so long as Tenant is not then in default under this Lease beyond any applicable notice and cure periods, Landlord hereby agrees to abate Tenant's obligation to pay the monthly installments of Base Rent otherwise payable by Tenant for the Premises (collectively, the "Abated Rent") during the following periods (collectively, the "Abatement Period"): (i) October 1, 2025 through December 31, 2025, and (ii) the following calendar months: October, 2026, October, 2027, October,

2028, October, 2029, October, 2030, October, 2031, October, 2032, October, 2033 and October, 2034. During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this

Lease. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 19 below, then as a part of the recovery set forth in Article 19 below, Landlord shall be entitled to recover, and Tenant shall pay to Landlord, the unamortized balance of the Abated Rent. For purposes of this Section 3.2, the Abated Rent shall be amortized on a straight-line basis over the scheduled 132- month initial Lease Term, and the unamortized portion thereof shall be determined based upon the unexpired portion of such initial Lease Term as of the date of such early termination.

ARTICLE 4

ADDITIONAL RENT

4.1
Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay, as additional rent, the sum of the following: (i) Tenant's Share (as such term is defined below) of the annual Operating Expenses, subject however, to the provisions of Section 4.3.4 below; plus (ii) Tenant's Share of the annual Tax Expenses; plus (iii) Tenant's Share of the annual Utilities Costs. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent" and shall constitute "Rent" within the meaning of California Civil Code Section 1951(a). All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2
Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1
"Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.2
"Expense Year" shall mean each Calendar Year.

4.2.3
"Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Real Property, including, without limitation, any amounts paid for: (i) the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems (if applicable) and all other Systems and Equipment (as defined below), and the cost of supplies and equipment and maintenance and service contracts in connection therewith (provided, however, Operating Expenses shall not include any such costs pertaining to the Systems and Equipment located in the Building to the extent Tenant is responsible for directly providing or paying for the cost of such operation, maintenance, repair, renovation and management of such Systems and Equipment located in the Building pursuant to Articles 6 and/or 7 below); (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation (by Landlord or any common area association(s) formed for the Real Property) of any transportation system management program or similar program; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees of any mortgage or the lessor of any ground lease affecting the Real Property; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management (but any such property management fees shall not exceed one and a half percent (1.5%) of the gross revenues of the Real Property), operation, repair and maintenance of the Real Property; (v) any equipment rental agreements or management agreements (including the cost of any management fee thereunder); (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments (including assessments, costs, dues and/or expenses) under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Real Property, including, without limitation, assessments, costs, dues and/or expenses assessed against the Real Property under the CC&R's; (viii) the cost of janitorial service, trash removal (provided, however, Operating Expenses shall not include the cost of janitorial services and trash removal services provided to the Premises or the cost of replacing light bulbs, lamps, starters and ballasts for lighting fixtures in the Premises to the extent such services are directly provided and paid for by Tenant pursuant to Section 6.6 below), alarm and security service, if any, window cleaning, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (ix) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Real Property; (x) the cost of any capital additions, improvements, repairs or changes made to the Real Property or any portion thereof (A) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, or any portion thereof, or (B) that are required under any governmental law or regulation that is then being enforced by a federal, state or local governmental agency; provided, however, that such cost shall be amortized (including interest on the unamortized cost) over its useful life as Landlord shall determine in accordance with standard real estate management and accounting principles, consistently applied; and (xi) the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices legally required to be implemented or enacted from time to time at the Building and/or the Real Property, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively, "Conservation Costs"). If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

Notwithstanding the foregoing, Operating Expenses shall not, however, include:

(A)
advertising and promotional expenditures;

(B)
marketing costs, leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, agreements, leases, subleases and/or assignments, space planning costs, and other costs and expenses (other than tax expenses) incurred in connection with lease, sublease and/or assignment negotiations and transactions with prospective tenants or other occupants of the Building and/or the Real Property;

(C)
costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for any tenants of the Real Property or incurred in renovating or otherwise improving, preparing, decorating, painting or redecorating vacant space for tenants or other occupants of the Real Property;

(D)
interest, points, fees and principal payments on any mortgages encumbering the Real Property, and other debt costs, if any, except for interest with respect to capital improvements as provided herein;

(E)
depreciation and amortization, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services, all as Landlord shall reasonably determine in accordance with standard real estate accounting practices, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life as determined by Landlord, together with interest;

(F)
reserves of any kind, including reserves for bad debts;

(G)
costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building and/or the Real Property, including partnership accounting and legal matters, costs of defending any lawsuits with or claims by any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building and/or the Real Property, costs of any disputes between Landlord and its employees (if any) not engaged in the Real Property operation, disputes of Landlord with Building and/or the Real Property management (except to the extent the expenditure of such outside fees generally benefit all tenants of the Real Property);

(H)
the wages and benefits of any employee of Landlord or to subsidiaries or affiliates of Landlord;

(I)
costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Real Property to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis (but any such exclusion shall not prohibit the inclusion of any property management fees to the extent permitted pursuant to this Section 4.2.3 hereinabove);

(J)
rentals and other related expenses for leasing heat, ventilation and air conditioning systems, elevators, or other items (except when needed in connection with normal repairs and maintenance of the Real Property and/or to an ameliorate an emergency condition at the Real Property) which if purchased, rather than rented, would constitute a capital improvement expressly excluded from Operating Expenses pursuant to this Lease;

(K)
any costs for which Landlord has been reimbursed (including in connection with casualty) or condemnation proceeds;

(L)
any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(M)
costs arising from the gross negligence or willful misconduct of Landlord and/or Landlord's agents, employees, contractors and vendors;

(N)
rental for any property management office servicing the Real Property;

(O)
Utilities Costs;

(P)
Tax Expenses;

(Q)
costs of Landlord's earthquake insurance premiums in excess of $60,000 per year;

(R)
costs of correcting defects in the initial design or replacement of any structural components of the Building (except to the extent caused by the negligence or willful misconduct of Tenant);

(S)
property damage insurance deductible amounts exceeding deductible amounts ordinarily obtained by institutional owners of Comparable Buildings;

(T)
costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Real Property into compliance with applicable laws in effect as of the Delivery Date and as interpreted by applicable governmental authorities as of such date, to the extent such violations exist as of the Delivery Date under any applicable laws in effect and as interpreted by applicable governmental authorities as of such date;

(U)
costs incurred to comply with applicable laws with respect to the cleanup, removal, investigation and/or remediation (collectively, "Remediation Costs") of any Hazardous Materials (as defined below) in, on or under the Real Property and/or the Building to the extent such Hazardous Materials are: (1) in existence as of the Delivery Date and in violation of applicable laws as evidenced by a notice of such violation from a governmental authority; or (2) introduced onto the Real Property and/or the Building after the Delivery Date by Landlord or any of Landlord's agents, employees, contractors or other tenants in violation of applicable laws in effect at the date of introduction;

(V)
costs of items considered capital improvements, capital repairs, capital replacements, and/or capital equipment (collectively, “Capital Items”), all as determined in accordance with standard real estate accounting practices, except as specifically permitted in Sections 4.2.3(ix) and (x) of this Lease;

(W)
costs arising from Landlord's charitable or political contributions; and

(X)
costs for which Landlord has been compensated by a management fee, to the extent that the inclusion of such costs in Operating Expenses would result in a charge to Tenant in excess of the limitation set forth in Section 4.2.3(iv) above.

4.2.4
"Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building and/or any other building in the Real Property in whole or in part.

4.2.5
"Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if

(i) the tenant improvements in the Building and any additional buildings added to the Real Property pursuant to Section 1.1.2 above (but only during the period of time that such additional buildings are included by Landlord within the Real Property) were fully constructed, and (ii) the Real Property, the Building and such additional buildings (if any) and all tenant improvements therein were fully assessed for real estate tax purposes.

4.2.5.1
Tax Expenses shall include, without limitation:

(i)
Any tax on Landlord's rent, right to rent or other income from the Real Property or as against Landlord's business of leasing any of the Real Property;

(ii)
Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Real Property's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii)
Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iv)
Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(v)
Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses (but not in excess of the reduction in Tax Expenses achieved as a result thereof).

4.2.5.2
Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Real Property), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 below.

4.2.6
"Tenant's Share" shall mean the percentage set forth in Section 9 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building (as set forth in Section 9 of the Summary), and stating such amount as a percentage.

4.2.7
"Utilities Costs" shall mean all actual charges for utilities for the Building and the Real Property which Landlord shall pay during any Expense Year, including, but not limited to, the costs of water, sewer, and electricity, and the costs of HVAC and other utilities, as well as related fees, assessments and surcharges; provided, however, Utilities Costs shall not include the cost of utilities provided to the Premises since Tenant is responsible for directly paying for all such utilities charges pursuant to Article 6 below. Utilities Costs shall include any costs of utilities which are allocated to the Real Property under any declaration, restrictive covenant, or other instrument pertaining to the sharing of costs by the Real Property or any portion thereof, including any covenants, conditions or restrictions now or hereafter recorded against or affecting the Real Property.

4.3
Calculation and Payment of Additional Rent.

4.3.1
Payment of Operating Expenses, Tax Expenses and Utilities Costs. For each Expense Year ending or commencing within the Lease Term, Tenant shall pay to Landlord, as Additional Rent, the following, which payment shall be made in the manner set forth in Section 4.3.2 below: (i) Tenant's Share of Operating Expenses, but subject to the provisions of Section 4.3.4 below; plus (ii) Tenant's Share of Tax Expenses; plus (iii) Tenant's Share of Utilities Costs.

4.3.2
Statement of Actual Operating Expenses, Tax Expenses and Utilities Costs and Payment by Tenant. Landlord shall endeavor to give to Tenant on or before the first (1st) day of June following the end of each Expense Year, a statement (the "Statement") which shall state the Operating Expenses, Tax Expenses and Utilities Costs incurred or accrued for such preceding Expense Year, and which shall indicate therein Tenant's Share thereof. Within thirty (30) days after Tenant's receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs for such Expense Year, less the amounts, if any, paid during such Expense Year as the Estimated Expenses as defined in and pursuant to Section 4.3.3 below. If any Statement reflects that Tenant has overpaid Tenant's Share of Operating Expenses and/or Tenant's Share of Tax Expenses and/or Tenant's Share of Utilities Costs for such Expense Year, then Landlord shall, at Landlord's option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statement is delivered to Tenant, or (ii) credit such overpayment toward the Additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant has overpaid and/or underpaid Tenant's Share of the Operating Expenses and/or Tenant's Share of Tax Expenses and/or Tenant's Share of Utilities Costs for such Expense Year, then within thirty (30) days after Landlord's delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3
Statement of Estimated Operating Expenses, Tax Expenses and Utilities Costs. Prior to the first day of a new Expense Year, Landlord shall use commercially reasonable efforts to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of the total amount of Tenant's Share of the Operating Expenses, Tax Expenses and Utilities Costs for the then-current Expense Year shall be, and which shall indicate therein Tenant's Share thereof (the "Estimated Expenses"). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Expenses under this Article 4. Following Landlord's delivery of the Estimate Statement for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4
Cap on Controllable Expenses. Notwithstanding anything to the contrary contained in this Article 4, the aggregate Controllable Expenses (as hereinafter defined) included in Operating Expenses in each Expense Year during the initial Lease Term after the calendar year, 2026 (the "Comparison Year") shall not increase by more than five percent (5%) on an annual, cumulative and compounded basis, over the actual aggregate Controllable Expenses included in Operating Expenses for the Comparison Year, but with no such limit on the amount of Controllable Expenses which may be included in the Operating Expenses incurred during the Comparison Year or calendar year, 2026. The foregoing cap on Controllable Expenses shall not apply to any extension of the initial Lease Term and shall not apply to Tax Expenses or Utilities Costs. For purposes of this Section 4.3.4, "Controllable Expenses" shall mean all Operating Expenses except: (i) any assessments, including assessment districts and government-mandated charges with respect to the Building or the Real Property, or any part thereof; (ii) insurance carried by Landlord with respect to the Real Property and/or the operation thereof; (iii) increases in wages, salaries and other compensation and benefits paid to Landlord's employees, agents or contractors to the extent (A) such employees, agents or contractors are members of a labor union or are paid on a "prevailing wage" basis, and/or (B) such increases are due to increases in the applicable minimum wage legally required to be paid to such personnel; and

(iv) the costs of capital alterations, capital additions, capital improvements, capital repairs and capital replacements described in Sections 4.2.3(ix) and (x) above.

4.4
Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord upon demand for all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1
said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2
said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property; or

4.4.3
said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5
Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) business days after the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due, plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided, however, that Tenant shall not be required to pay a late charge for the first (1st) late payment in any consecutive twelve (12) month period to the extent Tenant pays the amount due within five (5) business days after receipt of written notice from Landlord that Tenant failed to make such payment when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) business days after the date the same shall be due shall thereafter bear interest until paid at a rate (the "Interest Rate") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord if Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law.

4.6
Audit Rights. If Tenant disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, Tenant shall have the right, at Tenant's cost, upon thirty (30) days' prior written notice to Landlord, to have Tenant's authorized employees inspect, at Landlord's offices during normal business hours, Landlord's books, records and supporting documents concerning the Operating Expenses, Tax Expenses and Utilities Costs set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant (as defined and described hereinbelow), or object to or otherwise dispute the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in any such Statement unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence such audit within the ninety (90) days, and complete such audit within the six (6) months, immediately following Landlord's delivery of the particular Statement in question (the "Review Period"); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule and in an expeditious manner. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Operating Expenses, Tax Expenses and Utilities Costs set forth in the Statement, Tenant shall have the right, within the Review Period, to cause a nationally recognized independent certified public accountant (which is not paid on a commission or contingency basis and which has not been engaged by Tenant within the preceding five (5) year period) mutually approved by Landlord and Tenant, which approval shall not be unreasonably withheld or delayed (the "Accountant") to complete an audit of Landlord's books and records to determine the proper amount of the Operating Expenses, Tax Expenses and Utilities Costs incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be one of the "Big 4" accounting firms or another nationally-recognized accounting firm (which is not paid on a commission or contingency basis and which has not been engaged by Tenant within the preceding five (5) year period), as selected by Tenant. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge, together with interest on the amount of the over-charge at the Interest Rate. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit overstated Operating Expenses, Tax Expenses and Utilities Costs by five percent (5%) or more of the actual Operating Expenses, Tax Expenses and Utilities Costs verified by such audit, in which case Landlord shall reimburse Tenant for the reasonable cost of such audit (but not in excess of two (2) times the amount of the Operating Expenses, Tax Expenses and Utilities Costs so overstated). The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Operating Expenses, Tax Expenses and Utilities Costs shown thereon. In connection with any inspection and/or audit conducted by Tenant pursuant to this Section 4.6, Tenant agrees to keep, and to cause all of Tenant's employees and consultants and the Accountant to keep, all of Landlord's books and records and the audit, and all information pertaining thereto and the results thereof, strictly confidential, and in connection therewith, Tenant shall cause such employees, consultants and the Accountant to execute such reasonable confidentiality agreements as Landlord may require prior to conducting any such inspections and/or audits.

ARTICLE 5

USE OF PREMISES

5.1
Use. Tenant shall use the Premises for any legal use consistent with the character and zoning for the Real Property, including, without limitation, general office, research and development, assembly, manufacturing, warehouse and administration purposes consistent with the character of the Building as a first-class research and development building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall not use, or suffer or permit any person or persons to use, the Premises, the Building and/or the Real Property, or any part thereof, for any use or purpose contrary to the provisions of Exhibit D attached hereto, or in violation of the laws of the United States of America, the state in which the Real Property is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Real Property. Tenant shall be solely responsible for ensuring that the Premises are adequate to fully meet the needs and requirements of its intended use and operation of its business within the Premises, and, further, Tenant shall be solely responsible for complying with all applicable laws and requirements of the City of San Jose and any other local municipal or county governing body or other lawful authorities having jurisdiction over the Real Property. Tenant shall comply with the Rules and Regulations and all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Real Property. Landlord represents that, as of the date of mutual execution and delivery of this Lease, Landlord has not entered into any ground lease affecting the Real Property. Except as otherwise required by law or court order, Landlord shall not enter into or modify any Rules and Regulations or covenants, conditions, and restrictions affecting the Real Property without Tenant’s consent that materially increase Tenant’s obligations or materially decrease Tenant’s rights under the Lease.

5.2
Hazardous Materials.

5.2.1
Restriction on Use; Definition. Except as expressly permitted in Section 5.2.2 below, Tenant shall not use or allow another person or entity to use any part of the Real Property for the storage, use, treatment, manufacture or sale of Hazardous Materials. As used herein, the term "Hazardous Material(s)" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the state in which the Real Property is located or the United States Government.

5.2.2
Permitted Use of Hazardous Materials. Notwithstanding Section 5.2.1 above to the contrary, and subject to all other terms and conditions of this Article 5 and Tenant's covenant to strictly comply with all applicable laws and all applicable health and safety standards (collectively, "Hazardous Materials Laws") relating to Tenant's use and/or disposal of Hazardous Materials, Tenant may keep and use within the interior of the Premises the following (collectively, the "Permitted Hazardous Materials"): (i) ordinary office supplies (such as, for example, liquid paper, printer and copier toner, and glue) which may contain Hazardous Materials; and (ii) the types and quantities of the Hazardous Materials listed on Exhibit E attached hereto (the “Hazardous Materials List”). Tenant may update the Hazardous Materials List from time to time with Landlord’s approval, which may not be unreasonably withheld. However, as a condition to such use of any such Permitted Hazardous Materials, Tenant must, at Tenant’s sole cost and expense: (A) use and/or keep such Permitted Hazardous Materials (1) only within the interior of the Premises (other than to transport same to and from the Premises, and/or to dispose of same as provided hereinbelow), (2) in strict compliance with all such Hazardous Materials Laws, and (3) only for their intended purposes; (B) promptly dispose off-site (i.e., outside the Building or the Real Property) all such Hazardous Materials used or kept by Tenant or Tenant’s agents, employees, contractors, licensees or invitees (collectively, the “Tenant Parties”) in compliance with all applicable Hazardous Materials Laws, and shall contract with a properly licensed contractor (who shall be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed) for such off-site disposal; (C) only if the Hazardous Materials List is expanded after the date of mutual execution and delivery of this Lease, carry Pollution Legal Liability insurance in a form reasonably acceptable to Landlord; and (D) promptly abate, clean-up and remediate all Hazardous Materials which are spilled, leaked and/or otherwise discharged by Tenant or any Tenant Party onto or into any portion of the Building and/or the Real Property to an amount, level and nature reasonably satisfactory to Landlord and in compliance with all Hazardous Materials Laws (subject to Landlord’s prior approval of any such actions as provided in Section 5.2.3 below). Prior to the earlier of the Lease Commencement Date or the date that Tenant or any of the Tenant Parties brings into or onto the Real Property and/or the Building any Permitted Hazardous Materials, Tenant shall, at its sole cost and expense, submit to Landlord for Landlord’s review and comment, and file, submit to, and/or obtain from, all applicable governmental authorities, all plans, permits, filings, applications, postings and other registrations that are required by applicable laws in connection with Tenant’s use, storage and/or disposal of the Permitted Hazardous Materials at or from the Premises (collectively, the “Tenant’s Permits”), including, without limitation, Hazardous Waste Generator ID Numbers, U.S. EPA and Spill Prevention Control and Countermeasures (SPCC) Plan (U.S. EPA). Immediately upon Tenant’s receiving any amendment, change, modification or other action, application or filing affecting any of Tenant’s Permits, Tenant shall provide to Landlord, for Landlord’s approval, copies of all documents relating thereto. Tenant shall be solely responsible, at its expense, for obtaining and keeping current all of Tenant’s Permits and other records relating to Permitted Hazardous Materials as may be required by applicable Hazardous Materials Laws. Tenant further acknowledges and agrees that it shall be solely responsible, at its expense, for the preparation and maintenance of any required waste manifests necessary for the transport and disposal of any Hazardous Materials from the Premises, and Tenant shall be listed therein as the generator of all such materials. Landlord will reasonably cooperate with Tenant to obtain its Tenant’s Permits, at no cost to Landlord.

5.2.3
Removal and Remediation. Notwithstanding anything herein or any other provisions of this Lease to the contrary, at the expiration or earlier termination of the Lease Term, Tenant shall, at Tenant’s sole cost and expense, remove from the Premises, the Building and the Real Property all of Tenant’s trade fixtures, equipment and other personal property used by Tenant in connection with the use, storage and/or disposal by Tenant or the Tenant Parties of Hazardous Materials in, on or at the Premises, Building and/or the Real Property. If Tenant breaches any of its obligations contained in this Section 5.2, or if the presence of any Hazardous Materials in, on, under or about the Premises, Building or the Real Property caused or permitted by Tenant or the Tenant Parties results in any release, leaks, spills, damage to and/or contamination of the Premises, Building or the Real Property (and/or any other properties or improvements located outside the Real Property), then Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises, Building and the Real Property (and such other properties) to substantially the condition existing prior to the introduction of any such Hazardous Materials, provided that Landlord’s approval of such actions shall first be obtained; provided, however, Landlord may at its option (but in no event shall be obligated to) elect, after prior notice to Tenant, to conduct any such remediation program, all at Tenant’s sole cost and expense to the extent that Tenant would otherwise be liable for same. The design and scope of any such remediation program shall be determined reasonably by Landlord and Landlord’s environmental consultants. Landlord represents that during Landlord’s period of ownership, to Landlord’s actual knowledge, as of the Delivery Date, Landlord has received no notice from any governmental agency that the Real Property is in violation of Hazardous Material Laws; provided, however, that Tenant acknowledges the contents of the following, which have been delivered by Landlord to Tenant: (i) Mitigation of Water Test Results memo prepared by Landlord dated September 20, 2024; (ii) “Lead in Water Survey” report prepared by AEI Consultants dated as of November 5, 2020; and (iii) “Sampling Visit Summary & Lab Result Analysis” prepared by Healthy Building Science, Inc. based on water tests that occurred on April 15, 2024. In addition, Landlord has arranged for water tests at the Premises (currently scheduled to occur on September 23, 2024), which tests shall include, without limitation, the testing of certain new plumbing fixtures that had not yet been installed as of the aforementioned April 15, 2024 test. To the extent that any of the water test results of the scheduled September 23, 2024 test exceed the 15 parts per billion action level established by the United States Environmental Protection Agency (“EPA Action Level”), Landlord shall, at Landlord’s cost, undertake such additional measures as Landlord deems reasonably necessary to further mitigate those results below the EPA Action Level, and shall provide Tenant with the subsequent water test results below the EPA Action Level as satisfactory evidence that such additional measures were effective. Upon receiving test results below the EPA Action Level, Landlord shall have no further obligation relating to the water at the Premises.

5.2.4
Indemnity. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties, and the Premises, the Building and the Real Property, harmless from and against any and all Claims (as defined below) to the extent arising out of or resulting from (i) the introduction, use, storage, release, leak, spill, disposal and/or discharge of any Hazardous Materials by Tenant or Tenant Parties, and/or (ii) the breach by Tenant of any of its obligations under this Section 5.2, and/or (iii) any damage to or contamination of the Premises, the Building or the Real Property (and/or any other properties or improvements located outside the Real Property) resulting from the foregoing, such Claims to include, without limitation: (A) costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in, on or about the Premises, the Building and/or the Real Property (and/or other properties and improvements located outside the Real Property), and in the air, in the soil or in the ground water; (B) diminution in value, if any, of the Premises, the Building and/or the Real Property (and/or other properties and improvements located outside the Real Property); (C) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building or the Real Property, including without limitation, damages occasioned by rent abatement and/or any other concession given by Landlord to future tenants of the Real Property in connection with such breach and/or contamination; (D) damages, if any, arising, directly or indirectly, from any adverse impact on developing or marketing the Premises, the Building or the Real Property; and (E) sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no remediation or indemnification obligations or liability in connection with any Hazardous Materials in existence on the Real Property prior to the Lease Commencement Date or brought onto the Real Property by Landlord or the Landlord Parties or which may migrate into the Real Property through air, water or soil through no fault of Tenant.

5.2.5
Periodic Inspection and Remediation. Landlord and/or Landlord's environmental consultants shall be entitled, at any time and from time to time prior to and during the Lease Term, at Landlord's expense, except as expressly provided below, to: (i) subject to Article 22 below, enter the Premises to observe and inspect Tenant's operations involving the use of Hazardous Materials; (ii) review Tenant's emergency response plans with respect to Hazardous Materials and Tenant's compliance and preparedness to comply therewith; and (iii) conduct environmental inspections, investigations and studies of the Premises, the Building and the Real Property (including, without limitation, the collection of samples). Notwithstanding the foregoing, if any such inspection discloses (A) contamination of the Premises, the Building and/or the Real Property (and/or other properties and improvements located outside the Real Property), with Hazardous Materials caused or permitted by Tenant or the Tenant Parties, (B) a violation of Hazardous Materials Laws by Tenant or the Tenant Parties, or (C) a breach by Tenant of any of its covenants and obligations in this Section 5.2, Tenant shall be solely responsible for the payment of all costs and expenses incurred in connection with any such inspection. Throughout the Lease Term, Tenant shall maintain accurate and complete records with respect to Tenant's use, storage, handling and disposal of Hazardous Materials in, on or about the Premises, the Building and/or the Real Property, and Tenant shall make such records and all of Tenant's Permits available to Landlord and Landlord's environmental consultants in connection with any inspection or proposed inspection of the Premises, the Building and/or the Real Property. If Landlord discovers that Tenant's Hazardous Materials operations are not in compliance with Hazardous Materials Laws or the provisions of this Section 5.2, or that Tenant is not in compliance with or adequately prepared, in Landlord's reasonable opinion, to comply with Tenant's emergency response plans for Hazardous Materials, then, in addition to Tenant's liability established in Sections 5.2.3 and 5.2.4 above, Tenant shall cause its Hazardous Materials operations to be brought into compliance with all Hazardous Materials Laws, and in compliance with Tenant's emergency response plans, as the case may be, as soon as possible following Tenant's receipt of notice of any such Landlord's non-compliance or non-preparedness, and Tenant shall immediately cease all operations on the Premises involving the use of Hazardous Materials found not to be in compliance with Hazardous Materials Laws and/or such emergency response plans until such operations are brought into compliance therewith.

5.2.6
Payment of Costs by Tenant. All sums payable by Tenant pursuant to this Section 5.2 shall constitute Additional Rent payable under the Lease and shall be due and payable within ten (10) days of written demand therefor.

5.2.7
Survivability. The obligations of Tenant under this Section 5.2 (including Tenant's indemnity of Landlord in Section 5.2.4 above) shall survive the expiration or earlier termination of this Lease.

5.3
Asbestos. Upon request by Tenant, Landlord shall make available for review by Tenant, at Landlord's office, during normal business hours (without warranty) copies of any current inspection reports, test results or other similar documents in Landlord's possession relating to the presence of asbestos at the Building. To the extent any such reports or documents indicate the presence of asbestos at the Building, this Section 5.3 shall constitute notice to Tenant as required by the California Health & Safety Code. In connection with performing any work that may disturb asbestos (to the extent the same exists) at the Building (including the performance of any initial Tenant Improvements, as defined in and pursuant to the Tenant Work Letter attached hereto), Tenant shall comply, at its cost, with any applicable laws and asbestos management plans relating to the Building. Tenant shall also comply with all applicable laws, rules and regulations requiring disclosure to employees and/or invitees of the presence of such asbestos or other Hazardous Materials at or around the Premises, the Building or the Real Property. Landlord has no special knowledge of the general procedures or handling restrictions to minimize or prevent the disturbance, release or exposure to asbestos or of the potential health risks that may result from any exposure to asbestos. Tenant is encouraged to contact local or state public health agencies for further information.

ARTICLE 6

SERVICES AND UTILITIES

6.1
Tenant's Responsibility. From and after the Delivery Date, Tenant shall be solely responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises (as well as maintenance and repairs of the Premises in accordance with the provisions of Section 7.1 below). In connection with the foregoing, Tenant hereby agrees that (i) except for the completion of Landlord’s Work, Landlord shall have absolutely no obligation to provide any such utilities or services or other utilities to the Premises (although Landlord shall maintain and keep in service the existing utility connections located outside the Building and connected to the exterior of the Building as necessary for distribution of such utilities to the Premises by Tenant), (ii) Tenant shall contract directly with the applicable utility providers to provide all such utilities and services to the Premises, which utilities and services shall be separately metered, at Tenant's cost, and (iii) Tenant shall pay for the cost of such utilities consumed at the Premises (and for all services provided to the Premises) directly to the applicable provider thereof. All such services and utilities for the Premises shall be provided in such a manner so as to maintain the Premises and Building in first-class condition consistent with the first-class nature of the Real Property, and if Tenant fails to do so, and such failure shall continue for five (5) days after notice from Landlord (which notice shall not be required in the event of an emergency), Landlord shall have the right to provide such services and/or such utilities and any charges or costs incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant within ten (10) days after receipt by Tenant of a written statement thereof from Landlord.

6.2
Overstandard Tenant Use. In the event that Tenant shall use, or desire to use, electricity, water, heating and air conditioning or any other utilities for the Premises in quantities that exceed the capacity of the equipment supplying the same to the Building, then, (i) subject to applicable law, and subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall, at Tenant's sole cost and expense, install such supplemental equipment as may be reasonably required to provide such excess capacity, and (ii) Tenant shall pay for the cost of any increased wear and tear on existing Systems and Equipment (and repair and replacement of any such Systems and Equipment in accordance with Section 7.1 below) caused by such excess use.

6.3
Interruption of Use. Tenant agrees that, except as otherwise provided in Section 6.6 below, Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service utilities (including gas, electricity, HVAC, water, telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or the Real Property after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent, except as otherwise provided in Section 6.6 below, or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4
Additional Services. Landlord shall also have the non-exclusive right, but not the obligation, to provide any additional services which may be requested by Tenant, including, without limitation, locksmithing, and additional repairs and maintenance, provided that prior to Landlord providing any such additional services, Landlord shall estimate the cost for providing such additional services, and if Tenant elects to have Landlord provide such additional services, then Tenant shall pay to Landlord within ten (10) days after billing and as Additional Rent hereunder, the sum of all costs to Landlord of such additional services plus a five percent (5%) administration fee.

6.5
Janitorial Service. Landlord shall not be obligated to provide any janitorial services to the Premises or replace any light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises. Tenant shall be solely responsible, at Tenant's sole cost and expense, for (i) performing all janitorial services, trash removal and other cleaning of the Premises, and (ii) replacement of all light bulbs, lamps, starters and ballasts for lighting fixtures within the Premises, all as appropriate to maintain the Premises in a first-class manner consistent with the first-class nature of the Building and the Real Property. Such services to be provided by Tenant shall be performed by contractors and pursuant to service contracts approved by Landlord. Landlord shall have the right to inspect the Premises upon reasonable notice to Tenant and to require Tenant to provide additional cleaning, if necessary. If Tenant shall fail to provide any of the services described in this Section 6.5 to be performed by Tenant within five (5) days after notice from Landlord, which notice shall not be required in the event of an emergency, Landlord shall have the right to provide such services and any charge or cost incurred by Landlord in connection therewith shall be deemed Additional Rent due and payable by Tenant within ten (10) days after receipt by Tenant of a written statement of cost from Landlord.

6.6
Abatement Event. If (i) Landlord fails to provide services required of Landlord under Sections 7.2 or 22 below, and (ii) such failure causes all or a material portion of the Premises to be untenantable by Tenant and Tenant actually ceases to use all or a material portion of the Premises, (iii) such failure is not the result of a Force Majeure event and is reasonably within Landlord's ability to cure, and (iv) such failure is not the result of the acts and/or omissions of Tenant and/or its agents, contractors, employees, licensees or invitees, then in order to be entitled to receive the benefits of this Section 6.6, Tenant must give Landlord written notice (the "Initial Notice"), specifying such failure to perform by Landlord (the "Abatement Event"). If Landlord has not commenced to cure such Abatement Event within five (5) business days after the receipt of the Initial Notice and is not otherwise excused from such performance by this Lease, then prior to any abatement, Tenant must deliver an additional written notice to Landlord (the "Additional Notice"), specifying such Abatement Event and Tenant's intention to abate the payment of Rent under this Lease. If Landlord does not commence to cure such Abatement Event within five (5) business days of receipt of the Additional Notice and thereafter diligently pursue the cure to completion, Tenant may, upon written notice to Landlord, immediately abate Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs payable under this Lease for that portion of the Premises rendered untenantable and not actually used by Tenant, for the period beginning on the date five (5) business days after the Initial Notice to the earlier of the date Landlord cures such Abatement Event or the date Tenant recommences the use of such portion of the Premises. If Tenant fails to immediately provide the Additional Notice and commence applying any abatement of Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs payable under this Lease for that portion of the Premises rendered untenantable and not actually used by Tenant, then Tenant's right to abate Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be of no further force or effect with respect to the applicable Abatement Event. Except as provided in this Section 6.6, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

7.1
Tenant's Repairs. Subject to Landlord's repair obligations in Section 7.2 below, and except for any damage by casualty which is not Tenant's obligation to repair pursuant to Article 11 below, Tenant shall, at Tenant's own expense, in a good and workmanlike manner, and with contractors reasonably acceptable to Landlord and subject to Tenant's compliance with the following provisions of this Section 7.1 and the provisions of Section 8.2 below, keep the Premises and every part thereof, including, without limitation, all tenant improvements (including the initial Tenant Improvements), Alterations, additions, equipment, restrooms, fixtures and furnishings therein (including all of the Building's Systems and Equipment located within the Building) and the Systems and Equipment (including, but not limited to, the HVAC equipment, and the switchgear equipment servicing the Building), all walls and wall coverings, doors, windows, glass, plate glass, ceilings, and skylights, and those items set forth on Exhibit F-1 attached hereto, in first-class order, repair and condition at all times following the date Landlord delivers possession of the Premises to Tenant and throughout the Lease Term. Such repair obligations shall include, without limitation, replacement of items as may be necessary to keep same in the condition required hereinabove, notwithstanding that such replacements may be considered capital expenditures in accordance with accounting practices, and shall also include repairs of items above the ceiling, repairs of items below the floors (but not the floor slabs), and/or repairs of items within walls, such as, but not limited to, all plumbing and pipes for restrooms, the equipment providing distribution within the Building of the HVAC from the HVAC equipment on the roof, and the equipment providing distribution within the Building of all electricity and all other utilities required for the Premises (including all electrical panels in equipment rooms or elsewhere within the Building); provided, however, if such replacement is a capital expense, then such replacement shall be made by Landlord as a capital expenditure under Section 4.2.3(x). Landlord shall have approval rights (such approval not to be unreasonably withheld) with respect to repairs and/or replacements which: (i) may affect the roof, the HVAC equipment thereon and/or the elevators; (ii) may affect or consist of any of the structural components of the Building; (iii) which may adversely affect or consist of any of the Building's Systems and Equipment; (iv) which may affect the exterior of the Building or any portion of the Real Property located outside of the Building, or can be seen from outside the Building; and/or (v) which may change the character of the Building as a first-class research and development building (any of such items set forth in clauses (i) through (v) hereinabove shall sometimes be referred to as the "Landlord's Approval Items"). Tenant's repair obligations set forth hereinabove shall include, without limitation, the obligation to promptly and adequately repair all damage to the Building and replace or repair all damaged or broken fixtures and appurtenances (subject, however, to the provisions of Article 11 below regarding casualty damage to the Building); provided however, that, at Landlord's option, or if Tenant fails to make any such repairs within ten (10) days after written notice from Landlord (provided that no notice shall be required in the case of emergency repairs that, if left unresolved, would result in imminent serious injury or damage to persons or property), Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a five percent (5%) administration fee sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same. Tenant shall, at its own cost and expense, enter into regularly scheduled preventive maintenance/service contracts (and with maintenance contractors) approved by Landlord for the maintenance and service of all of the items listed in this Section 7.1 above which Tenant is obligated to maintain. Tenant shall deliver to Landlord full and complete copies of all such contracts entered into by Tenant prior to entering into same.

7.2
Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall maintain, as part of Operating Expenses (unless expressly excluded therefrom under this Lease), in a good and workmanlike manner, and in a manner consistent with the Comparable Buildings, those portions of the Premises set forth on Exhibit F-2 attached hereto; provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as Additional Rent, the reasonable cost of such maintenance and repairs. Except as otherwise set forth in Section 6.6 above, Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Real Property, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect. In the event of a conflict or ambiguity between the provisions of Exhibit F-1 or Exhibit F-2 and the provisions of Section 7.1 above or this Section 7.2, the terms of Section 7.1 above or this Section

7.2 shall control.

7.3
Tenant's Self-Help Rights. Notwithstanding anything to the contrary set forth in this Lease, if

(i) Tenant provides written notice to Landlord of the need for repairs and/or maintenance which are Landlord's obligation to perform under this Lease, and (ii) Landlord fails to undertake such repairs and/or maintenance within thirty (30) days after Landlord's receipt of such notice, or such longer time as is reasonably necessary if more than thirty (30) days are reasonably required to complete such repairs and Landlord commences such repairs within such 30-day period and thereafter diligently attempts to complete same (provided that in cases of emergency involving imminent threat of serious injury or damage to persons or property within the Premises, Landlord shall have only one

(1) business day after Landlord's receipt of such notice, or such later period of time as is reasonably necessary, to commence such corrective action), then Tenant may proceed to undertake such repairs and/or maintenance upon delivery of an additional three (3) business days' notice to Landlord that Tenant is taking such required action (but no such additional notice shall be required in the event of any such emergency involving imminent threat of serious injury or damage to persons or property within the Premises). If such repairs and/or maintenance were required under the terms of this Lease to be performed by Landlord and are not performed by Landlord prior to the expiration of such additional three (3)-business day notice period (or after the initial notice period with respect to any such emergency involving imminent threat of serious injury or damage to persons or property within the Premises) (the "Outside Repair Period"), then Tenant shall be entitled to reimbursement by Landlord of Tenant's actual, reasonable, and documented out-of-pocket costs and expenses paid by Tenant to third parties in performing such maintenance and/or repairs. Such reimbursement shall be made within thirty (30) days after Landlord's receipt of invoice from Tenant setting forth such costs and expenses; provided, however, that notwithstanding the foregoing to the contrary, if

(A) Landlord delivers to Tenant prior to the expiration of the Outside Repair Period, a written objection to Tenant's right to receive any such reimbursement based upon Landlord's good faith claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease, or (B) Landlord delivers to Tenant, within ten (10) days after Landlord's receipt of Tenant's invoice, a written objection to the payment of such invoice based upon Landlord's good faith claim that such charges are excessive (in which case, Landlord shall reimburse Tenant, within such ten (10)-day period, the amount Landlord contends would not be excessive), then Tenant shall not be entitled to such reimbursement, but Tenant, as its sole remedy, may proceed to institute a lawsuit to determine and collect the amount, if any, of such reimbursement. If Tenant prevails in such lawsuit and receives a monetary judgment against Landlord, then Landlord shall pay the amount of such monetary judgment to Tenant within thirty (30) days after the date such judgment is issued. If Tenant undertakes such repairs and/or maintenance, Tenant shall use only qualified contractors which normally and regularly perform similar work in the Comparable Buildings. Tenant shall comply with the other terms and conditions of this Lease if Tenant takes the required action, except that Tenant is not required to obtain Landlord's consent for such repairs.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1
Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than twenty (20) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which would constitute Landlord Approval Items set forth in clauses (i), (ii), (iii) or (v) in Section 7.1 above. Notwithstanding the foregoing to the contrary, Tenant may make non-structural alterations, additions or improvements to the interior of the Building (collectively, the "Acceptable Changes") without Landlord's consent, provided that (i) Tenant delivers to Landlord written notice of such Acceptable Changes at least ten (10) business days prior to the commencement thereof, (ii) the cost of all Acceptable Changes do not in the aggregate exceed $75,000.00 in any consecutive twelve

(12) month period (but there shall be no cap on the cost of any purely cosmetic or decorative interior non-structural changes made to the Premises [such as, for example, painting and carpeting work]), (iii) such Acceptable Changes shall be performed by or on behalf of Tenant in compliance with the other provisions of this Article 8, (iv) such Acceptable Changes do not require the issuance of a building permit or other governmental approval, (v) such Acceptable Changes are not Landlord Approval Items, and (vi) such Acceptable Changes shall be performed by qualified contractors and subcontractors which normally and regularly perform similar work in the Comparable Buildings. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Alvarez & Marsal Capital Real Estate, LLC (i.e., the asset manager of Landlord) a review fee of two percent (2%) of the cost of the Alterations; provided, however, no such administrative fee shall be charged with respect to any Acceptable Changes. Notwithstanding anything to the contrary contained in this Lease, the construction of the initial tenant improvements to the Premises and any supervision fees payable by Tenant shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2
Manner of Construction. Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord; provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any Landlord Approval Items set forth in clauses (i), (ii),

(iii) or (v) in Section 7.1 above (including designating specific contractors to perform such work which are other than the regular maintenance contractors approved by Landlord in accordance with Section 7.1 above). Tenant shall construct such Alterations and perform such repairs in compliance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance (including, without limitation, California Energy Code, Title 24) and pursuant to a valid building permit (if required), issued by the city in which the Real Property is located, and in conformance with Landlord's construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. If Tenant makes any Alterations, Tenant agrees to carry or cause its contractor to carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. For any Alterations costing more than $200,000.00, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) if required, cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Real Property is located in accordance with the terms of Section 8182 of the Civil Code of the State of California or any successor statute, (ii) deliver to the management office of the Building a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

8.3
Landlord's Property. All Alterations, improvements, fixtures (other than Tenant's trade fixtures) and/or equipment which may be installed or placed in or about the Premises shall be at the sole cost of Tenant and shall be and become the property of Landlord, unless, prior to the expiration or earlier termination of the Lease Term, Landlord provides written notice to Tenant requiring Tenant to remove the same. If Tenant is required to remove any such alterations or improvements (including those portions of the initial Tenant Improvements pertaining to the operation of laboratory use within the Premises) pursuant to the foregoing provisions of this Section 8.3, then Tenant shall remove same on or before the expiration or earlier termination of the Lease Term and repair any damage resulting from such removal; provided, however, with respect to alterations, additions or improvements made or caused to be made by Tenant with Landlord's consent, Tenant shall have no obligation to remove such alterations, additions or improvements unless at the time Landlord approved the final working drawings for any alterations, additions and improvements, Landlord, by written notice to Tenant, identified those alterations, additions and improvements which Landlord would require Tenant to remove at the expiration or earlier termination of this Lease, in which event Tenant shall remove such identified alterations, additions and improvements on or before the expiration of the Lease Term and repair any damage resulting from such removal. Notwithstanding any provision herein to the contrary, Tenant shall not be required to remove those portions of the Tenant Improvements pertaining to the operation of laboratory use within the Premises. If Tenant fails to complete such removal and/or to repair any damage caused by such removal of any such alterations, additions and improvements made by Tenant on the Premises, Landlord may do so and may charge the actual and reasonable cost thereof to Tenant (together with a five percent (5%) supervision and administration fee), and Tenant shall reimburse Landlord for such costs within ten (10) days after being billed for the same.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, the Building or the Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only, and no work performed by, through, under or for Tenant pursuant to this Lease shall be deemed to be for the immediate use or benefit of Landlord to the end that no mechanic’s or other liens shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Premises. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Real Property, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record. If any such lien is not released and removed within ten (10) business days after notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1
Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its members, partners and subpartners, and their respective officers, agents, property managers, servants, attorneys, employees, and related entities (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from and against any and all losses, costs, damages, expenses, claims and liabilities, including without limitation court costs and reasonable attorneys’ fees (collectively, “Claims”) to the extent incurred in connection with or arising from any cause in, on or about the Premises (including, without limitation, Tenant’s installation, placement and removal of Alterations, improvements (including the initial Tenant Improvements), fixtures and/or equipment in, on or about the Premises), and any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, licensees or invitees of Tenant or any such person, in, on or about the Premises, the Building and the Real Property; provided, however, that the terms of the foregoing indemnity shall not apply to (i) any Claims to the extent caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured or required to be insured by Tenant under this Lease, or (ii) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below. Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.

10.2
Tenant’s Compliance with Landlord’s Property and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase.

10.3
Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts at all times following the date (the “Insurance Start Date”) which is the earlier of (i) Tenant’s entry into the Premises (including without limitation, to perform any work therein), or (ii) the Lease Commencement Date, and continuing thereafter throughout the Lease Term:

10.3.1
Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above, (and with owned [if applicable] and non-owned automobile liability coverage, and host liquor liability coverage if alcoholic beverages are served on the Premises) for limits of liability not less than the following amounts:

Bodily Injury and $5,000,000 each occurrence

Property Damage Liability $10,000,000 annual aggregate

Personal Injury Liability $5,000,000 each occurrence

$10,000,000 annual aggregate 0% Insured's participation

10.3.2
Physical Damage Insurance covering (i) all furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, and (ii) the Building, including all improvements (including the initial Tenant Improvements), alterations and additions to the Premises now existing or hereafter made to the Building. Such insurance shall be written on a "physical loss or damage" basis under a "special form" policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage, and earthquake sprinkler leakage coverage.

10.3.3
Worker's Compensation and Employer's Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.3.4
Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils, for not less than 12 months following an insured casualty, and include a 180-day extended period of indemnity. The business interruption coverage shall be written on the “special form”.

10.3.5
Tenant shall carry automobile liability insurance having a combined single limit of not less than Two Million Dollars ($2,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

10.3.6
Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, Landlord Parties, Landlord’s mortgagee, and any other Landlord specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 above; (iii) be issued by an insurance company having a rating of not less than A-X in AM Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non- contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a severability or separation of insureds clause reasonably acceptable to Landlord; (vii) if the policy contains a cross suits exclusion, there shall be an exception for additional insureds, or the exclusion should be limited to named insured versus named insured only; and (viii) with respect to the insurance required in Sections 10.3.1 and 10.3.2 above, have deductible amounts not exceeding Twenty-Five Thousand Dollars ($25,000.00). Tenant shall deliver such policies or certificates thereof to Landlord on or before the Insurance Start Date and at least five (5) business days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, then Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms of this Lease under an umbrella and/or blanket insurance policy, provided such umbrella and/or blanket policy expressly affords coverage for the Premises and Landlord, as required by this Lease.

10.4
Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage insured under property damage insurance policies carried by the waiving party under this Lease (or would have been covered had the waiving party maintained such insurance as so required under this Lease). If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 10, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

10.5
Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be (i) reasonably requested by Landlord, and/or any mortgagee or ground lessor for the Real Property; provided, however, that in no event shall such increased coverage be in excess of that required by landlords of the Comparable Buildings for tenants leasing comparable-sized space to Tenant in the Comparable Buildings.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1
Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any common areas of the Building or Real Property serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Building and such common areas of the Real Property. Such restoration shall be to substantially the same condition of the base, shell, and core of the Building and common areas of the Real Property prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Real Property and/or the Building, or the lessor of a ground or underlying lease with respect to the Building (if any), or any other modifications to the common areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Sections 10.3.2 above, and Landlord shall repair any damage to the tenant improvements and alterations installed within the Building and shall return such tenant improvements and alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant's insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. If Landlord elects not to rebuild and/or restore the Premises, Tenant shall entitled to retain, and shall not be obligated to assign to Landlord, that portion of the insurance proceeds payable to Tenant under Tenant's insurance required under Sections 10.3.2 above that pertain solely to Tenant's coverage for improvements and/or alterations within the Premises that are paid for solely by Tenant with monies that are other than any tenant improvement allowances provided to Tenant by Landlord (provided, however, for avoidance of doubt, Tenant shall assign to Landlord all other insurance proceeds as set forth hereinabove). In connection with such repairs and replacements of any such tenant improvements and alterations, Tenant shall, prior to Landlord's commencement of such improvement work, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall designate the contractors to perform such improvement work (as such contractors may be approved by Tenant, with any such approval not to be unreasonably withheld, conditioned or delayed). Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2
Termination Rights. Within sixty (60) days after Landlord becomes aware of such damage, Landlord shall notify Tenant in writing ("Landlord's Damage Notice") of the estimated time, in Landlord's reasonable judgment, required to substantially complete the work Landlord is required to perform pursuant to Section 11.1 above (the "Landlord's Restoration Work"). Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Real Property and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant ninety

(90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, and one or more of the following conditions is present: (i) Landlord's Restoration Work cannot, in the reasonable opinion of Landlord as set forth in Landlord's Damage Notice, be substantially completed within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums, unless Tenant agrees, in writing, prior to Landlord's determination, to be responsible for any such increase in costs, and pays such costs upon request); (ii) the holder of any mortgage on the Real Property and/or the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies (unless Tenant agrees, in writing, prior to Landlord's determination, to be responsible for any such incremental amounts that are not covered, and deposits such amounts with Landlord upon request). If

(A) Landlord does not elect to terminate this Lease pursuant to Landlord's termination right as provided above, (B) the damage constitutes a Tenant Damage Event (as defined below), and (C) Landlord's Restoration Work cannot, in the reasonable opinion of Landlord as set forth in Landlord's Damage Notice, be substantially completed within two hundred ten (210) days after the date of the damage, then Tenant may elect to terminate this Lease by delivering written notice thereof to Landlord within fifteen (15) days after Tenant's receipt of Landlord's Damage Notice, which termination shall be effective as of the date of such termination notice thereof to Landlord. As used herein, a "Tenant Damage Event" shall mean damage to all or any part of the Premises or any common areas of the Building providing access to the Premises by fire or other casualty, which damage (1) is not the result of the negligence or willful misconduct of Tenant or any of Tenant's employees, agents, contractors, licensees or invitees, (2) substantially interferes with Tenant's use of or access to the Premises and (3) would entitle Tenant to an abatement of Rent pursuant to Section 11.1 above. In addition, if (x) the Premises, the Building or any portion of the Real Property is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, (y) Tenant has not exercised any Extension Option that is still in effect, and does not exercise any such Extension Option within thirty (30) days after the date of Landlord's Damage Notice, and (3) Landlord's Restoration Work is reasonably estimated by Landlord in Landlord's Damage Notice to require more than sixty (60) days or the remainder of the Lease Term (whichever is less) to complete, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease, and to the extent that such destruction or damage also constitutes a Tenant Damage Event, Tenant shall have the option to terminate this Lease, by giving written termination notice to the other party of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of the Lease Term.

11.3
Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Real Property, and any statute or regulation of the state in which the Real Property is located, including, without limitation, Sections 1932(2) and 1933(4) of the California

Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Real Property.

ARTICLE 12

CONDEMNATION

12.1
Permanent Taking. If the whole or any substantial part of the Building or the Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Building or the Real Property, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, deed or other instrument. If more than fifteen percent (15%) of the rentable square feet of the Building is taken, or if access to the Building or the Surface Parking Areas is substantially impaired, or if the portion of the Building that is taken substantially interferes with Tenant's use of the Premises for the permitted uses set forth in Section 5.1 above, then Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, or its ground lessor or mortgagee with respect to the Real Property, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure.

12.2
Temporary Taking. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1
Transfers. Except as otherwise provided in Section 14.7 below, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably conditioned or withheld as provided in Section
14.2
below, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Except as provided in Section 14.7 below, any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, Tenant shall reimburse Landlord for its review and processing fees, and any reasonable legal fees incurred by Landlord in connection with Tenant's proposed Transfer, not to exceed Three Thousand Five Hundred Dollars ($3,500.00) per proposed Transfer.

14.2
Landlord's Consent. Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer on the terms specified in the Transfer Notice, and shall notify Tenant whether the proposed

Transferee is approved or reasonably disapproved within thirty (30) days after Landlord's receipt of Tenant's Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1
The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Real Property;

14.2.2
The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3
The Transferee is either a governmental agency or instrumentality thereof;

14.2.4
The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

14.2.5
The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested, as reasonably determined by Landlord;

14.2.6
The proposed Transfer would cause Landlord to be in violation of another agreement to which Landlord is a party; or

14.2.7
The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right).

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord's consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 below).

14.3
Transfer Premium. Except as provided in Section 14.7 below, if Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium (as defined below) received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), (ii) any reasonable brokerage commissions in connection with the Transfer, (iii) any reasonable attorneys' fees paid by Tenant in connection with the Transfer, and (iv) the costs of any reasonable changes, alterations and improvements to the Premises made or paid for by Tenant in connection with the Transfer (but only to the extent approved by Landlord pursuant to Article 8 above) (collectively, the "Subleasing Costs"). Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4
Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, but subject to Section 14.7 below, Landlord shall have the option, by giving written notice to Tenant (the "Recapture Notice") within thirty (30) days after receipt of any Transfer Notice (i) relating to a sublease or assignment of the entire Premises, or (ii) during the last two (2) years of the then-current Lease Term, to recapture the Subject Space; provided, however, if Tenant notifies Landlord within ten (10) days after Tenant's receipt of Landlord's Recapture Notice that Tenant revokes Tenant's Transfer Notice, such recapture by Landlord in Landlord's Recapture Notice shall be ineffective, but Tenant shall not be entitled to proceed with the contemplated Transfer which was the subject of Tenant's original Transfer Notice, and Tenant shall again be required to submit a new Transfer Notice to Landlord with respect to any contemplated Transfer, as provided above in this Article 14. Such recapture notice shall terminate this Lease as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.

14.5
Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and

(iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

14.6
Additional Transfers. Except as provided in Section 14.7 below, for purposes of this Lease, the term "Transfer" shall also include: (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period. The terms of this Section 14.6 shall not apply so long as Tenant is a publicly traded company.

14.7
Permitted Transfers to Affiliates. Notwithstanding the foregoing provisions of this Article 14 to the contrary, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or (iii) any entity which purchases all or substantially all of the assets and/or stock of Tenant, or (iv) a successor to Tenant or any of the foregoing entities by purchase, merger, consolidation or reorganization (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Affiliates") shall not be deemed a Transfer under this Article 14, and thus shall not be subject to the requirement of obtaining Landlord's consent thereto in Section 14.2 above, or Landlord's right to receive any Transfer Premium pursuant to Section 14.3 above, or recapture right in Section 14.4 above, provided that:

14.7.1
any such Affiliate was not formed, and such transaction was not entered into, as a subterfuge to (i) avoid the obligations of this Article 14, or (ii) adversely affect the ability of Tenant to satisfy its obligations under this Lease;

14.7.2
Tenant gives Landlord at least five (5) business days' prior notice of any such assignment or sublease to an Affiliate, unless Tenant is precluded from giving notice pursuant to confidentiality requirements, in which event Tenant shall give Landlord notice as soon as possible;

14.7.3
the successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease;

14.7.4
any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to the Subject Space which is the subject of such Transfer (other than the amount of Base Rent and Tenant's Share of Operating Expenses, Tax Expenses and Utilities Costs payable by Tenant with respect to a sublease); and

14.7.5
Tenant shall remain fully liable for all obligations to be performed by Tenant under this

Lease.

"Control", as used in this Section 14.7, shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

ARTICLE 15

SURRENDER; OWNERSHIP AND REMOVAL OF PERSONAL PROPERTY

15.1
Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2
Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all telephone, data, and other cabling and wiring installed or caused to be installed by Tenant, all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and the Building resulting from such removal.

15.3
Removal of Tenant's Property by Landlord. Whenever Landlord shall re-enter the Premises as provided in this Lease, any personal property of Tenant not removed by Tenant upon the expiration of the Lease Term, or within forty-eight (48) hours after a termination by reason of Tenant's default as provided in this Lease, shall be deemed abandoned by Tenant and may be disposed of by Landlord in accordance with Sections 1980 through 1991 of the California Civil Code and Section 1174 of the California Code of Civil Procedure, or in accordance with any applicable laws or judicial decisions which may supplement or supplant those provisions from time to time.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be in the form as may be required by any prospective mortgagee or purchaser of the Real Property (or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's Mortgagee or Landlord's prospective mortgagees. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. If Tenant fails to timely execute and deliver such estoppel certificate or other instruments, which failure continues for two (2) business days after Landlord provides a second (2nd) request in writing by Landlord, it shall (i) constitute an acceptance of the Premises, (ii) an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception and , (iii) be a material default of the provisions of this Lease. In addition, Tenant shall be liable to Landlord, and shall indemnify Landlord from and against any loss, cost, damage or expense, incidental, consequential, or otherwise, including attorneys' fees, arising or accruing directly or indirectly, from any failure of Tenant to execute or deliver to Landlord any such estoppel certificate within two (2) business days after such second (2nd) request in writing by Landlord. Upon request from time to time, Tenant agrees to provide to Landlord, within ten (10) days after Landlord's delivery of written request therefor, current financial statements for Tenant, dated no earlier than one (1) year prior to such written request, certified as accurate by Tenant or, if available, audited financial statements prepared by an independent certified public accountant with copies of the auditor's statement. If any guaranty is executed in connection with this Lease, Tenant also agrees to deliver to Landlord, within ten (10) days after Landlord's delivery of written request therefor, current financial statements of the guarantor in a form consistent with the foregoing criteria. Notwithstanding the foregoing to the contrary, if Tenant is a public company whose stock is publicly held and traded through a national stock exchange, then Tenant shall not have the obligation to deliver to Landlord financial statements as provided hereinabove so long as Tenant's financial statements are made readily available to Landlord and can be accessed by the general public via the internet.

ARTICLE 18

SUBORDINATION

This Lease is subject and subordinate to all present and future ground leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease, require in writing that this Lease be superior thereto. Landlord represents that, as of the date of mutual execution and delivery of this Lease, Landlord has not entered into any mortgages or deeds of trust affecting the Real Property. Tenant covenants and agrees if any proceedings are brought for the foreclosure of any such mortgage, or if any ground lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Notwithstanding any contrary provision in this Article 18, a condition precedent to the subordination of this Lease to any future ground or underlying lease or to the lien of any future Mortgage is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement ("Future SNDA")

from the mortgagee under such future mortgage or the lessor under such future lease, to the effect that no steps or proceedings taken by reason of Landlord’s default under such future mortgage or lease shall terminate this Lease, nor shall Tenant be named a defendant in any proceedings for foreclosure of such mortgage or termination of any such lease, nor be disturbed by virtue of such step or proceedings, as long as there shall be no uncured default by Tenant under this Lease. Tenant shall, within ten (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably request to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, or ground leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19

TENANT'S DEFAULTS; LANDLORD'S REMEDIES

19.1
Events of Default by Tenant. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1
Any failure by Tenant to pay when due any Rent or any other monetary sums required to be paid thereunder, which failure continues for five (5) calendar days after written notice thereof from Landlord; provided, however, that Tenant shall not be entitled to more than one (1) notice for monetary defaults during any consecutive twelve (12) month period, and if, after such notice, any Rent or other sum is not paid when due, a default and breach of this Lease shall be considered to have occurred without further notice; provided, further, that any such notice given pursuant to this Section 19.1.1 shall be in lieu of, and not in addition to, any statutory notice required under California Code of Civil Procedure, Section 1161, or any similar or successor; or

19.1.2
Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; or

19.1.3
Abandonment or vacation of the Premises by Tenant.

19.2
Landlord's Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1
Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)
the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii)
the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)
the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv)
any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus

(i) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.5 above. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2
Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3
Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3
Payment by Tenant. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4
Sublessees of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5
Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6
Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

ARTICLE 20

INTENTIONALLY DELETED

ARTICLE 21

COMPLIANCE WITH LAW

21.1
Compliance with Law. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system or any alterations that are Capital Items (collectively the "Excluded Changes"); provided, however, to the extent such Excluded Changes are required due to or triggered by Tenant's improvements or alterations to and/or manner of use of the Premises, Landlord shall perform such work, at Tenant's cost (which shall be paid by Tenant to Landlord within ten (10) days after Tenant's receipt of invoice therefor from Landlord). In addition, Tenant shall fully comply with all present or future legally required programs intended to manage parking, transportation or traffic in and around the Real Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

21.2
CASp. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises, the Building and the Real Property have not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant's right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, the Building and/or the Real Property to the extent permitted by applicable laws now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable laws now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection of the Premises, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the date which is thirty (30) days after the earlier to occur of (1) the Delivery Date, and (2) the Lease Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days' prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, the Building or the Real Property in any way, and (4) at Tenant's sole cost and expense, including, without limitation, Tenant's payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the "CASp Reports") and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within two (2) business days after Tenant's receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Real Property located outside the Premises that are Landlord's obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant's receipt of an invoice therefor from Landlord.

ARTICLE 22

ENTRY BY LANDLORD

Upon not less than one (1) business days’ prior notice (except no such prior notice shall be required in case of emergency), Landlord reserves the right, at all reasonable times, to enter the Premises to: (i) inspect them; (ii) show the Premises to (A) prospective purchasers or mortgagees, (B) prospective tenants (but only during the last twelve

(12) months of the Lease Term hereof or any renewal thereof), or (C) the ground lessors; (iii) post notices of non- responsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform other services required of Landlord pursuant to this Lease. Except as otherwise set forth in this Article 22, all such entries shall be subject to the following: (1) except as otherwise expressly set forth in this Lease, Landlord shall provide not less than one (1) business days’ prior verbal or written notice to Tenant (except in the case of emergencies, when no notice shall be required), and Landlord shall use commercially reasonable efforts to schedule entries into the Premises under this Section 22 with Tenant (except if not reasonably practicable in emergencies) so that Tenant, at Tenant's option, may provide an employee or a representative of Tenant to accompany Landlord; (2) at Tenant’s option, the Landlord representative making such entry shall be accompanied by a representative of Tenant if such representative is made available by Tenant for such purpose, provided, however, if Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted thereunder, Landlord may enter by means of master key without liability to Tenant, except for any failure to exercise due care for Tenant's property, and without affecting this Lease; (3) Landlord shall use commercially reasonable efforts to minimize any unreasonable interference with Tenant's access to, and use and occupancy of, the Premises for the permitted uses set forth in Section 5.1 of this Lease as a result of the exercise of Landlord's rights set forth in this Article 22; and (4) with respect to repairs and alterations to the Premises, if requested by Tenant, Landlord shall use commercially reasonable efforts to make such repairs and alterations after normal business hours (except if required by applicable laws, government regulations and/or emergencies), provided that Landlord shall not be required to employ labor at overtime rates. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, except as otherwise provided in Section 6.6 above. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to enter without notice and use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 23

PARKING

Throughout the Lease Term, Tenant shall have the right to exclusively use, free of parking charges, all of the Surface Parking Areas. Tenant's continued right to use the parking spaces is conditioned upon (i) Tenant abiding by

(A) the Parking Rules and Regulations which are in effect on the date hereof, as set forth in the attached Exhibit D and all modifications and additions thereto which are prescribed from time to time for the orderly operation and use of the Surface Parking Areas by Landlord, (B) unless contrary to the express provisions of this Lease, all rules and regulations which are prescribed from time to time by any common area association of the Real Property (if any) having rights over the Surface Parking Areas, and (C) all recorded covenants, conditions and restrictions affecting the Building and/or the Real Property (including, without limitation, the CC&R's), and (ii) upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with the Parking Rules and Regulations (and all such modifications and additions thereto, as the case may be), any such other rules and regulations and covenants, conditions and restrictions. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Surface Parking Areas with Tenant’s consent, not to be unreasonably withheld, Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, with advance notice to Tenant, temporarily close-off or restrict access to the Surface Parking Areas, portions thereof and/or temporarily relocate Tenant's parking spaces to other parking structures and/or surface parking areas within a reasonable distance of the Premises without charge to Tenant (collectively, the "Other Parking Facilities"), as reasonably necessary for the purpose of facilitating any such construction and/or alterations and/or repairs of the Surface Parking Areas (but during any such construction and/or alterations and/or repairs, Landlord shall make available to Tenant at the Surface Parking Areas or such Other Parking Facilities the number of unreserved parking spaces allocated to Tenant as set forth in Section 12 of the Summary). Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Landlord's demand therefor. The parking rights provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant's own personnel and such rights may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval, except in connection with an assignment of this Lease or sublease of the Premises made in accordance with Article 14 above.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1
Terms; Captions. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2
Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

24.3
No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4
Modification of Lease. If any current or prospective mortgagee or ground lessor for the Real Property requires modifications to this Lease, which modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

24.5
Transfer of Landlord's Interest. Landlord has the right to transfer all or any portion of its interest in the Real Property, the Building and/or in this Lease, and upon any such transfer, Landlord shall, upon the assumption in writing by the successor landlord of Landlord's obligations arising under this Lease after the effective date of such transfer automatically be released from all liability under this Lease and Tenant shall look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Landlord may also assign its interest in this Lease to a mortgage lender as additional security but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.6
Recording. Except as provided in Section 24.4 above, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

24.7
Landlord's Title; Air Rights. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8
Exterior Signs. During the Lease Term, subject to the approval of all applicable governmental entities and the approval of any architectural review committee and/or owner's association applicable to the Real Property, and subject to all applicable laws and all recorded covenants, conditions and restrictions affecting the Building and/or the Real Property (including, without limitation, the CC&R's), Landlord hereby grants Tenant the exclusive right to have the name "Netgear" and/or logo (but no other markings) displayed on the following (collectively, the “Exterior Signs”): (i) one (1) strip of a monument sign for the Building to be installed (the "Signage Monument"), in a location to be designated by Landlord; (ii) wayfinding signage within the Real Property (the “Wayfinding Signs”); and (iii) two (2) signs to be installed on the façade on the exterior of the Building (the "Façade Signs") in locations to be designated by Tenant and reasonably approved by Landlord. The design, size, graphics, materials, colors and all other specifications with respect to the Exterior Signs shall be (A) consistent with the exterior of the Building and the quality and appearance of the Building, and (B) designated by Tenant, subject to Landlord's prior approval thereof, and the approval of all applicable governmental authorities and the approval of any architectural review committee and/or owner's association applicable to the Real Property. Tenant shall, at Tenant's sole cost and expense, (1) install the Exterior Signs, and (2) maintain and repair the Exterior Signs and the Signage Monument. The signage rights granted to Tenant under this Section 24.8 are personal to the original Tenant executing this Lease (the "Original Tenant") and any Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to Section 14.7 above (each, an "Affiliate Assignee"), and may not be assigned or exercised by or to, or used by, any person or entity other than the Original Tenant or such Affiliate Assignee, as the case may be. In addition, Tenant shall only have such right to the Façade Sign and the Signage Monument when the Original Tenant or such Affiliate Assignee, as the case may be, is in actual and physical possession of at least seventy five percent (75%) of the rentable square footage of the Premises. Upon termination or expiration of this Lease, or upon the earlier termination of Tenant's signage rights under this Section 24.8, Landlord shall have the right to permanently remove the Exterior Signs and to restore and repair all damage to the Building and the Signage Monument resulting from such removal, and Tenant shall pay to Landlord, within ten (10) days after demand, all costs incurred in connection with such removal, restoration and repair.

24.9
Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10
Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11
Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.12
Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13
No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14
Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the ownership interest of Landlord in the Real Property (excluding any proceeds thereof), and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.15
Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16
Intentionally Deleted.

24.17
Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, governmental laws, regulations or restrictions, civil commotions, casualty, actual or threatened public health emergency (including, without limitation, epidemic, pandemic, famine, disease, plague, quarantine, and other significant public health risk), governmental edicts, actions, orders, declarations or restrictions (including (i) any states of emergency and quarantines imposed by a governmental entity or agency, and (ii) any government imposed shelter-in-place orders, stay at home orders and/or restrictions on travel related thereto that preclude Tenant, or Landlord, their agents, contractors or employees from accessing the Premises, as applicable), breaches in cybersecurity, and other causes beyond the reasonable control of the party obligated to perform, regardless of whether such other causes are (A) foreseeable or unforeseeable or (B) related to the specifically enumerated events in this Section 24.17 (collectively, the "Force Majeure") shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage. If this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure. Any party claiming Force Majeure shall notify the other party in writing of such Force Majeure event, and may not claim more than five (5) days of retroactive days of Force Majeure delay. Notwithstanding anything to the contrary in this Lease, no event of Force Majeure shall (1) excuse Tenant's obligations to pay Base Rent, Additional Rent and/or other charges as and when due pursuant to this Lease,

(2) be grounds for Tenant to abate any portion of Base Rent due pursuant to this Lease, or entitle either party to terminate this Lease, except as allowed pursuant to Articles 11 and 12 above, (3) excuse Tenant's obligations under Articles 5 and 21 above and/or the Tenant Work Letter, (4) extend the time period for Tenant to vacate the Premises following the expiration of the Lease Term, (5) excuse Tenant's obligations under Section 10.2 to maintain the required insurance, or (6) extend or delay the occurrence of the Lease Commencement Date or extend the Lease Term.

24.18
Waiver of Redemption by Tenant. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

24.19
Notices. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be (i) sent by United States certified or registered mail, postage prepaid, return receipt requested, (ii) sent by nationally recognized overnight delivery service, or (iii) delivered personally (A) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (B) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19 or upon the date personal delivery is made or rejected. If Tenant is notified of the identity and address of Landlord's mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

24.20
Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.

24.21
Authority. Landlord and Tenant each hereby represents and warrants to the other that such party is a duly formed and existing entity qualified to do business in the state in which the Real Property is located and that such party has full right and authority to execute and deliver this Lease and that each person signing on behalf of such party is authorized to do so. Landlord and Tenant each confirms that it is not in violation of any executive order or similar governmental regulation or law, which prohibits terrorism or transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Landlord and Tenant each further confirms that it will comply throughout the Term of this Lease, with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department's Office of Foreign Assets Control or any other applicable governmental entity.

24.22
Jury Trial LANDLORD AND TENANT HEREBY AGREE THAT TO THE EXTENT PERMITTED BY APPLICABLE LAWS NOW OR HEREAFTER IN EFFECT, IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY.

24.23
Attorneys' Fees. In the event of any such commencement of litigation, the substantially prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.24
Governing Law. This Lease shall be construed and enforced in accordance with the laws of the state in which the Real Property is located.

24.25
Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.26
Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 11 of the Summary (collectively, the "Brokers"), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord agrees to pay a commission to the Brokers with respect to this Lease pursuant to a separate agreement between and/or among Landlord and the Brokers. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Lease other than the Brokers.

24.27
Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, the Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

24.28
’Intentionally Deleted.

24.29
Confidentiality. Tenant acknowledges that the contents of this Lease (specifically including, but not limited, to the Base Rent abatement provisions and the amount of the Abated Rent set forth in Section 3.2 above) are confidential information. Tenant shall keep such information confidential and shall not disclose such confidential information to any person or entity other than Tenant’s and Tenant’s Affiliates’ legal, accounting, and space planning consultants, employees, contractors, prospective tenants and assignees, respectively, who need to know such information, or as otherwise required by law (collectively, the "Authorized Parties"), and shall instruct the Authorized Parties to keep such information confidential.

24.30
Landlord's Construction. Except as specifically set forth in this Lease or in the Tenant Work Letter:
(i)
Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, the Building, the Real Property, or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant. Tenant acknowledges that prior to and during the Lease Term, Landlord (and/or any common area association) may wish to complete construction and/or demolition work pertaining to various portions of the Real Property, including without limitation, the landscaping and other facilities within or as part of the Real Property) as Landlord (and/or such common area association) shall from time to time desire (collectively, the "Construction"). In connection with such Construction, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building and/or the Real Property, which work may create noise, dust or leave debris in the Building and/or the Real Property. Tenant hereby agrees that such Construction and Landlord's actions in connection with such Construction shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from such Construction, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from such Construction or Landlord's actions in connection with such Construction, or for any inconvenience or annoyance occasioned by such Construction or Landlord's actions in connection with such Construction; provided, however, Landlord shall carry out such work diligently and reasonably, and shall use commercially reasonable efforts to minimize any unreasonable interference with Tenant's access to, and use and occupancy of, the Premises for the permitted uses set forth in Section 5.1 of this Lease as a result the making of any repairs, alterations or improvements by Landlord in accordance with this Section 24.30 (provided Landlord shall not be required to employ labor at overtime rates).

24.31
Cannabis. Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances ("Cannabis"), nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, the Building and/or the Real Property, any Cannabis. Without limiting the foregoing, the prohibitions in this Section 24.31 shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both. Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this Section 24.30 shall automatically and without the requirement of any notice be a default that is not subject to cure, and Tenant agrees that upon the occurrence of any such default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under this Lease, at law or in equity with respect to such default.

24.32
Electronic Signatures. Each of the parties to this Lease (i) has agreed to permit the use from time to time, where appropriate, of telecopy or other electronic signatures (including, without limitation, DocuSign) in order to expedite the transaction contemplated by this Lease, (ii) intends to be bound by its respective telecopy or other electronic signature, (iii) is aware that the other will rely on the telecopied or other electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this Lease and the documents affecting the transaction contemplated by this Lease based on the fact that a signature was sent by telecopy or electronic transmission only.

24.33
Counterparts. This Lease may be executed in several counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

24.34
Rooftop Equipment. Subject to (i) the approval of all applicable governmental agencies,
(ii)
Tenant's compliance with all applicable laws and the provisions of this Section 24.34 and the other provisions of this Lease, and (iii) the provisions of, and Tenant's compliance with and obtaining all approvals required under, all covenants, conditions and restrictions recorded against the Project, Tenant shall have the right during the Lease Term, as may be extended (at Tenant's sole cost and expense but without any obligation to pay Landlord any rent or license fees with respect thereto), to: (A) install on the roof of the Building in a location designated by Tenant and reasonably approved by Landlord (collectively, the "Equipment Area"), one (1) satellite antenna not exceeding three (3) feet in height (the "Antenna Equipment") and supplemental cooling equipment therefor (“Supplemental Cooling Equipment”); and (B) install such connection equipment, such as conduits, cables, feeders and materials (collectively, the "Connecting Equipment") in the existing risers, shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Antenna Equipment and Supplemental Cooling Equipment to Tenant's machinery and equipment in the Premises. Subject to Section 24.34.2 below and all of the terms and conditions of this Lease, and subject to all applicable laws and such reasonable rules and regulations as Landlord may impose from time to time, Tenant shall also have the right of access twenty-four (24) hours per day, seven (7) days per week to the areas where the Antenna Equipment, Supplemental Cooling Equipment and Connecting Equipment (all collectively referred to herein as the "Rooftop Equipment") are located for the purposes of maintaining, repairing, testing and replacing the same. Tenant shall also have the right of access twenty-four (24) hours per day, seven (7) days per week to the areas where the HVAC equipment is located for the purposes of performing its maintenance obligations under this Lease.

24.34.1
Installation. The installation of the Rooftop Equipment shall constitute alterations and shall be performed in accordance with and subject to the provisions of Article 8 of this Lease (or the Tenant Work Letter if installed by Tenant during the construction of the initial Tenant Improvements for the Premises) including, without limitation, Tenant's obligation to obtain Landlord's prior consent to the size and other specifications of the Rooftop Equipment, and the Rooftop Equipment shall be treated for all purposes of this Lease as if the Rooftop Equipment were Tenant's personal property. In no event shall Tenant be permitted to void any roof or other warranties pertaining to the Building in connection with the installation of the Rooftop Equipment. For purposes of determining Landlord's and Tenant's respective rights and obligations with respect to its use of the roof as herein provided, the portions of the Equipment Area (and any other portions of the roof where the Rooftop Equipment is actually located) shall be deemed to be a portion of Tenant's Premises; consequently, all of the provisions of this Lease respecting Tenant's obligations hereunder shall apply to the installation, use and maintenance of the such portions of the roof by Tenant (including, without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance), and all such provisions shall also apply, to the extent appropriate, to the installation, use and maintenance of the Rooftop Equipment. Landlord shall have no obligation to make any changes, improvements or alterations to the areas where any of the Rooftop Equipment is located.

24.34.2
Tenant's Covenants. Tenant shall install, use, maintain and repair the Rooftop Equipment so as not to cause damage to the Building or the Systems and Equipment. In addition, Tenant shall (i) be solely responsible for any damage caused as a result of the Rooftop Equipment, (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Rooftop Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and
(iii)
make necessary repairs, replacements or maintenance of the Rooftop Equipment. Further, Tenant, at Tenant's sole cost and expense, shall maintain such equipment and install such fencing and other protective equipment on or about the Rooftop Equipment as Landlord may reasonably require. Tenant shall indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all Claims arising out of Tenant's failure to comply with the provisions of this Section 24.34.

24.34.3
Landlord's Obligations. Except as specifically set forth herein, Landlord shall not have any obligations with respect to the Rooftop Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Rooftop Equipment, except to the extent caused by the negligence or willful misconduct of Landlord or the Landlord Parties and not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Rooftop Equipment and related Connecting Equipment will be able to receive or transmit communication signals without interference or disturbance, and Tenant agrees that Landlord shall not be liable to Tenant therefor.

24.34.4
Hazardous Materials/Inspections. Tenant shall not use any Hazardous Materials in connection with the Rooftop Equipment other than limited reasonable quantities of Hazardous Materials reasonably necessary and customarily used for the operation of the Rooftop Equipment and used, stored and disposed of by Tenant in accordance with all applicable laws and the highest safety standards for such use, storage and disposal. Landlord shall have the right, after providing Tenant with written notice, to conduct such tests and/or inspections of the Rooftop Equipment as Landlord may determine are reasonably necessary from time to time to ensure that Tenant is complying with the terms of this Section 24.34, and Tenant shall pay for the reasonable cost of such tests if Hazardous Materials use is found to have occurred in violation of this Lease.

24.34.5
Default. If any of the conditions set forth in this Section 24.34 are not complied with by Tenant, then without limiting Landlord's rights and remedies it may otherwise have under this Lease, Tenant shall, upon written notice from Landlord, have the option either to: (i) immediately discontinue its use of the particular items of the Rooftop Equipment which are non-compliant, remove the same, and make such repairs and restoration as required under Section 24.34.6 below, or (ii) correct such noncompliance either (A) immediately after receipt of such notice in cases of emergency, or (B) within ten (10) days after receipt of such notice in non-emergency situations (or such longer period as may be reasonably necessary to correct such noncompliance in such non-emergency situations, so long as Tenant commences to correct such noncompliance within such ten (10) day period and thereafter proceeds with due diligence to correct such noncompliance). If Tenant elects the option described in clause (ii) of the immediately preceding sentence and Tenant fails to correct such noncompliance within the applicable time period described in clause (ii), then Tenant shall immediately discontinue its use of the particular items of the Rooftop Equipment which are non-compliant and remove the same.

24.34.6
Removal at End of Term. Upon the expiration or earlier termination of this Lease, Tenant shall, subject to the reasonable control of and direction from Landlord, remove the Rooftop Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Rooftop Equipment.

24.34.7
Default; Rights Personal. Notwithstanding the foregoing provisions of this Section 24.34 to the contrary, Tenant's rights under this Section 24.34: (i) are personal to the Original Tenant and any Affiliate Assignee, as the case may be; (ii) may only be exercised by the Original Tenant and any Affiliate Assignee, as the case may be, and shall only be utilized when the Original Tenant is in actual and physical possession of any portion of the Premises; and (iii) may not be transferred to or used by any person or entity other than the Original Tenant and any Affiliate Assignee, as the case may be, except that Tenant may permit subtenants under subleases entered into by Tenant pursuant to Article 14 above to use the Rooftop Equipment for their telecommunications needs in their Subject Space.

24.35
Emergency Generator. Subject to (i) the approval of all applicable governmental agencies,

(ii) Tenant's compliance with all applicable laws and the provisions of this Section 24.35 and the other provisions of this Lease, and (iii) the provisions of, and Tenant's compliance with and obtaining all approvals required under, all covenants, conditions and restrictions recorded against the Real Property, from and after the Delivery Date, Tenant shall have the right, at Tenant's sole cost and expense and subject to the provisions of this Section 24.35, to install one

(1) back-up emergency generator in a location reasonably approved by Landlord within the Outside Areas (the "Generator Site"), together with such platforms, fencing, enclosures, sheds and other related materials and equipment, as shall be approved by Landlord prior to installation (collectively, the "Generator"). The Generator shall be of such size and specifications as shall be approved by Landlord prior to installation, which approval may be granted or denied in Landlord's reasonable discretion. In addition, Tenant shall have the right, subject to available capacity of the Building, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "Connecting Equipment") in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Generator to the Premises, and Tenant's other machinery and equipment therein, subject, however, to the provisions of Section 24.35.3 below. Tenant shall also have the right of access to the areas where the Generator and any such Connecting Equipment are located for the purposes of maintaining, repairing, testing and replacing the same.

24.35.1
Generator Equipment. The installation of the Generator and related Connecting Equipment (hereby referred to together and/or separately as the "Generator Equipment") shall be performed in accordance with and subject to the provisions of Article 8 above, and the Generator Equipment shall be treated for all purposes of this Lease as if the same were Tenant's personal property. For the purposes of determining Tenant's obligations with respect to its use of the Generator Site and Generator Equipment herein provided, the Generator Site shall be deemed to be a portion of the Premises (provided, however, that the Generator Site shall not be considered part of the Premises for purposes of calculating Rent); consequently, all of the provisions of this Lease respecting Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Generator Site (including, without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance), and all such provisions shall also apply, to the extent appropriate, to the installation, use and maintenance of the Generator Equipment.

24.35.2
Tenant's Covenants. Tenant shall install, use, maintain and repair the Generator Equipment so as not to damage or interfere with the operation of the Building or Real Property or any portion thereof, including, without limitation, the Generator Site, the Systems and Equipment, and any other generators, power sources, or similar equipment located in or on the Real Property; and Tenant hereby agrees to indemnify, defend and hold harmless from and against any and all Claims arising out of Tenant's failure to comply with the provisions of this Section 24.35.

24.35.3
Landlord's Obligations. Landlord shall not have any obligations with respect to the Generator Site, the Generator Equipment or compliance with any requirements relating thereto, nor shall Landlord be responsible for any damage that may be caused to the Generator Equipment, except to the extent caused by the gross negligence or willful misconduct of Landlord and not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Generator Equipment will be able to supply sufficient power to the Premises, and Tenant agrees that Landlord shall not be liable to Tenant therefor.

24.35.4
Condition of Generator Site. Tenant shall accept the Generator Site in its "AS-IS" condition, without any representations or warranties made by Landlord concerning same (including, but not limited to, the purposes for which such areas are to be used by Tenant), and Landlord shall have no obligation to contract or pay for any improvements or other work in or for the Generator Site, and Tenant shall be solely responsible, at its sole cost and expense, for (i) preparing the Generator Site for the installation of the Generator Equipment, and

(ii) constructing any improvements or performing any other work in such areas pursuant to and in accordance with the provisions of this Section 24.35. Tenant, at Tenant's sole cost and expense, shall maintain the Generator Equipment and install such enclosures, fencing and other protective equipment on or about the Generator Equipment as Landlord may reasonably determine.

24.35.5
Repairs. Tenant shall (i) be solely responsible for any damage caused as a result of the Generator Equipment, (ii) promptly pay any tax, license and/or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Generator Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) make necessary repairs, replacements to or maintenance of the Generator Equipment and Generator Site. Tenant shall have the work which is Tenant's obligation to perform under this Section 24.35 (including, without limitation, all installation, modification and maintenance of the Generator Equipment) performed promptly and diligently in a first-class, workmanlike manner, by contractors and subcontractors approved by Landlord.

24.35.6
Installation. Tenant shall install and operate the Generator Equipment in compliance with all applicable laws. Prior to the installation of the Generator Equipment, or the performance of any modifications or changes thereto, Tenant shall comply with the following:

24.35.6.1
Tenant shall submit to Landlord in writing all plans for such installations, modifications or changes for Landlord's approval, which approval shall be granted or denied in Landlord's sole and absolute discretion;

24.35.6.2
prior to commencement of any work, Tenant shall obtain the required approvals of all federal, state and local governmental authorities; Tenant shall promptly deliver to Landlord written proof of compliance with all applicable laws in connection with any work related to the Generator Equipment, including, but not limited to, a signed-off permit from the City of San Jose;

24.35.6.3
all of such work shall conform to Landlord's design specifications for the Building, Real Property and the Generator Site and Landlord's requirements, including, but not limited to, weight and loading requirements, and shall not adversely affect the structural components of the Building or interfere with any systems and equipment located in, upon or serving the Real Property or the Generator Site; and

24.35.6.4
the Generator Equipment shall be clearly marked to show Tenant's name, address, telephone number and the name of the person to contact in case of emergency.

24.35.7
Hazardous Materials. Tenant shall not use any Hazardous Materials in connection with the Generator Equipment, except that Tenant may use diesel fuel stored in a double walled steel tank (the "Fuel Tank") contained within the back-up emergency generator installed as part of the Generator Equipment (the exact location and size of such Fuel Tank shall be approved by Landlord), as long as such fuel and such Fuel Tank are kept, maintained and used in accordance with all applicable laws and the highest safety standards for such use, and so long as such fuel is always stored only within the Fuel Tank. Tenant shall promptly, at Tenant's expense, take all investigatory and all remedial action required by applicable laws and reasonably recommended by Landlord, whether or not formally ordered or required by applicable laws, for the cleanup of any spill, release or other contamination of the Generator Site and/or the Real Property to the extent caused or contributed to by Tenant's use of the Generator Equipment (including, without limitation, the fuel described hereinabove), or pertaining to or involving any such fuel or other Hazardous Materials brought onto the Generator Site by Tenant or any of Tenant's agents, employees, contractors, licensees or invitees. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims to the extent arising out of or involving any Hazardous Materials brought onto the Generator Site by or for Tenant in connection with Tenant's activities under this Section 24.35. Tenant's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant or any of Tenant's agents, employees, licensees or invitees, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

24.35.8
Security. Physical security of the Generator Site and the Generator Equipment is the sole responsibility of Tenant, who shall bear the sole cost, expense and liability of any security services, emergency alarm monitoring and other similar services in connection therewith. Landlord shall not be liable to Tenant for any direct, indirect, consequential or other damages arising out of or in connection with the physical security, or lack thereof, of the Generator Site or Generator Equipment.

24.35.9
Testing. The Generator Equipment shall be routinely tested and inspected by a qualified contractor selected by Tenant and reasonably approved by Landlord, at Tenant's expense, in accordance with testing and inspection service contracts reasonably approved by Landlord. Tenant will provide Landlord with copies of certificates and other documentation related to the testing of the Generator Equipment. Testing hours are restricted, however, to those specific hours reasonably set and determined by Landlord from time to time.

24.35.10
Default. If Tenant fails to perform any of its obligations under this Section 24.35, and does not correct such noncompliance within five (5) business days after receipt of notice thereof from Landlord or such longer period as may be reasonably necessary to correct such noncompliance, so long as Tenant commences to correct such noncompliance within such five (5) business day period and thereafter proceeds with due diligence to correct such noncompliance, then Tenant shall be deemed in default under this Lease, notwithstanding any other notice or cure provided in Article 19 above or otherwise in this Lease, and in addition to all other remedies Landlord may have under this Lease, Tenant shall, upon notice from Landlord, immediately discontinue its use of that portion of the Generator Equipment to which such noncompliance relates, and make such repairs and restoration as required under Section 24.35.11 below with respect thereto.

24.35.11
End of Term. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Generator Equipment, including, without limitation all electrical switch gear, underground conduit and feeders, architectural enclosure and/or modifications to the Generator Site, in place and in good operating condition, in compliance with all applicable laws, and free of Hazardous Materials. If, in Landlord’s reasonable discretion, the Generator Equipment is not in good working order, then Landlord shall be permitted to require Tenant to, subject to the control of and direction from Landlord, cause the Generator Equipment to be in good working order, and if good working order cannot be reasonably achieved and is not achieved by Tenant prior to the expiration or earlier termination of this Lease, then Landlord may require Tenant to remove the Generator Equipment, including, without limitation all electrical switch gear, underground conduit and feeders, architectural enclosure and/or modifications to the Generator Site, repair any damage caused thereby, and restore the Generator Site and other facilities of the Building and Real Property to their condition substantially existing prior to the installation of the Generator Equipment. Any and all removal of the Generator Equipment shall be performed by certified and licensed contractors previously approved in writing by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and in accordance with a previously approved removal plan, in a workmanlike manner, without any interference, damage or destruction to any other equipment, structures or operations at the Generator Site, the Building or the Real Property and/or any equipment of other licensees or tenants. If Tenant fails to timely make such removal and/or restoration, then Landlord may perform such work at Tenant's cost, which cost shall be immediately due and payable to Landlord upon Tenant's receipt of invoice therefor from Landlord.

24.35.12
Rights Personal. Notwithstanding the foregoing provisions of this Section 24.35 to the contrary, Tenant's rights under this Section 24.35: (i) are personal to the Original Tenant and any Affiliate Assignee, as they case may be; (ii) may only be exercised by the Original Tenant or such Affiliate Assignee, as the case may be, and shall only be utilized when the Original Tenant or such Affiliate Assignee, as the case may be, is in actual and physical possession of the Premises; and (iii) may not be transferred to or used by any person or entity other than the Original Tenant or such Affiliate Assignee, as the case may be.

[Remainder of Page Intentionally Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

"Landlord":

A&M PEAK FIRST STREET, LLC,

a Delaware limited liability company

By: /s/ Hugh Hilton

Name: Hugh Hilton

Its: Authorized Signatory

"Tenant":

NETGEAR, INC.,

a Delaware corporation

By: /s/ Bryan Murray

Name: Bryan Murray

Its: CFO

By: /s/ Kirsten Daru

Name: Kirsten Daru

Its: General Counsel

*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A

OUTLINE OF FLOOR PLAN OF PREMISES

First Floor

Second Floor

EXHIBIT A-1

LEGAL DESCRIPTION

EXHIBIT A-2

SITE PLAN

EXHIBIT A-3

LOCATION OF EV CHARGING STATIONS

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EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter ("Tenant Work Letter") shall set forth the terms and conditions relating to the construction of the Premises. All references in this Tenant Work Letter to "the Lease" shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit B.

SECTION 1

GENERAL CONSTRUCTION OF THE PREMISES

On the Delivery Date, Landlord shall tender possession of the Premises to Tenant in its presently existing, "as-is" condition, subject to the terms of the Lease. Tenant shall install in the Premises certain Tenant Improvements (as defined below) pursuant to the provisions of this Tenant Work Letter. Except (i) as otherwise expressly provided in the Lease and (ii) for Landlord's obligation to disburse the Tenant Improvement Allowance as described below, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises, Building or Real Property.

SECTION 2

TENANT IMPROVEMENTS

2.1
Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance in the amount of up to, but not exceeding, a total of $11,454,990.00 (collectively, the “Tenant Improvement Allowance”), comprised of: (i) $9,834,990.00 (i.e., $110.00 per rentable square foot of the Premises) (the "Premises Tenant Improvement Allowance") to help Tenant pay for the costs of the design, permitting and construction of Tenant's initial improvements that are permanently affixed to the Premises (the "Premises Tenant Improvements"),

(ii) $1,500,000.00 (the "HVAC Tenant Improvement Allowance”) to help Tenant pay for the costs to install HVAC equipment to serve the Building (the "HVAC Tenant Improvements"), and (iii) $120,000.00, (the "FF&E Allowance") to help reimburse Tenant for the costs actually incurred and paid for by Tenant for purchasing, moving and installing furniture, trade fixtures and equipment in the Premises (the “FF&E Work”, and together with the Premises Tenant Improvements and the HVAC Tenant Improvements, collectively, the "Tenant Improvements"); provided, however, that Tenant must submit all Draw Requests (as defined below) to Landlord on or prior to the date that is eighteen (18) months after the Delivery Date (the "Outside Date"), and Landlord shall have no obligation to disburse (i) any portion of the applicable Tenant Improvement Allowance with respect to the costs of any Tenant Improvements incurred by Tenant prior to the date of mutual execution and delivery of the Lease or after the Outside Date, and/or (ii) any portion of the applicable Tenant Improvement Allowance with respect to any Draw Requests delivered by Tenant after the Outside Date (or with respect to any other request by Tenant for Landlord to disburse the applicable Tenant Improvement Allowance after the Outside Date). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount that exceeds the Tenant Improvement Allowance. Except as otherwise provided hereinbelow, Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any unused portion of the Tenant Improvement Allowance that is not used to pay for the Tenant Improvement Allowance Items (as defined below). Tenant may not cross-fund between the Premises Improvement Allowance, the HVAC Improvement Allowance and the FF&E Allowance, except as otherwise expressly provided in Section 2.2.1.11 below; provided, however, that Tenant may use the Premises Improvement Allowance to pay for HVAC Tenant Improvements. Notwithstanding the foregoing to the contrary, if the total costs that are incurred in connection with the design, permitting and construction of the Tenant Improvements are less than the Tenant Improvement Allowance, then Tenant may elect by written notice (the "Credit Notice") delivered to Landlord prior to the Outside Date, to receive a portion of the then-unused balance of the Tenant Improvement Allowance in an amount up to, but not exceeding, $3,129,315.00 as a credit against the Base Rent payable by Tenant under the Lease ("Base Rent Credit Amount"). If Tenant fails to deliver the Credit Notice prior to the Outside Date, then any such unused amounts of the Tenant Improvement Allowance shall revert to Landlord and Tenant shall have no further rights with respect thereto. If Tenant properly and timely elects to have the Base Rent Credit Amount applied as a credit to the Base Rent, then the Base Rent Credit Amount shall be applied to the next monthly installment(s) of Base Rent otherwise due and payable by Tenant for the Premises, until the Base Rent Credit Amount is fully applied. In addition to the Allowance, Landlord shall, within thirty (30) days after Landlord's receipt of an invoice and paid receipts therefor from Tenant, reimburse Tenant for all actual, out-of-pocket costs incurred and paid for by Tenant for the preparation of a test fit or initial space plan for the Tenant Improvements in an amount up to, but not exceeding,

$13,411.35 (the "Test-Fit Allowance"); provided, however, that Landlord shall have no such obligation to disburse the Test-Fit Allowance to Tenant unless Landlord receives such invoice and paid receipts on or prior to the Outside Date.

2.2
Disbursement of the Tenant Improvement Allowance.

2.2.1
Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process as described below) only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):

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2.2.1.1 Payment of (i) the fees of the Architect and the Engineers (as such terms are defined below), and (ii) the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the Construction Drawings (as defined below);

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage.

2.2.1.4 The cost of any changes in the Base, Shell and Core work when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of (i) any changes to the Construction Drawings by Landlord or Tenant, and (ii) any changes to the Construction Drawings or Tenant Improvements required by applicable laws and building codes (collectively, "Code");

2.2.1.6 Sales and use taxes;

2.2.1.7 The costs and expenses associated with complying with all national, state and local codes, including, but not limited to, California Energy Code, Title 24, including, without limitation, all costs associated with any lighting or HVAC retrofits required thereby;

2.2.1.8 The Coordination Fee (as defined below);

2.2.1.9 actual and documented out-of-pocket costs incurred and paid for by Tenant in connection with moving into the Premises; and

2.2.1.10 All other costs to be expended by Landlord in connection with the design, permitting and construction of the Tenant Improvements.

2.2.1.11 In addition, up to thirty percent (30%) of the Tenant Improvement Allowance can be utilized by Tenant for the FF&E Work, cabling and equipment (i.e., the entire $120,000.00 FF&E Allowance plus an additional $3,316,497.00 of the remainder of the Tenant Improvement Allowance).

2.2.2 Disbursements Prior to Final Retention.

2.2.2.1 To receive disbursements of the Tenant Improvement Allowance prior to disbursement of the Final Retention (as defined below), Tenant shall deliver to Landlord, on or before the twenty- fifth (25th) day of each calendar month during the construction of the Tenant Improvements, the following (collectively, a "Draw Request"): (i) a request for payment of the Contractor, as defined below (or reimbursement to Tenant if Tenant has already paid the Contractor or any other person or entity entitled to payment, and Tenant delivers to Landlord paid receipts evidencing such payment by Tenant), approved by Tenant, in a form required by the construction contract and reasonably approved by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements, and detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant's Agents (as defined below) for labor rendered and materials delivered to the Premises; and (iii) executed unconditional mechanic's lien releases, except as otherwise described below, from all of Tenant's Agents for the portion of the Tenant Improvements which is the subject of the Draw Request which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Sections 8132 through 8138 (which releases with respect to Landlord's "pro rata share" of such Draw Request may be conditional mechanic's lien releases and at Tenant's option, such releases may be conditional or unconditional mechanic's lien releases with respect to Tenant's "pro rata share", if applicable, of such Draw Request), together with unconditional mechanic's lien releases with respect to any previous Draw Request that did not contain unconditional lien releases. Tenant's Draw Request shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's Draw Request as between Landlord and Tenant.

2.2.2.2 On or before the thirtieth (30th) day following Landlord's receipt of the applicable monthly Draw Request from Tenant, Landlord shall deliver a check to the Contractor made payable to the Contractor (and/or a separate check made payable directly to Tenant for that portion, if any, of the requested amount representing reimbursement to Tenant of amounts previously paid directly by Tenant to the Contractor or any other person or entity entitled to payment as described in Section 2.2.2.1(i) above) in payment of the lesser of (i) the amounts so requested by Tenant in the Draw Request, as set forth in Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention") (provided, however, that no such retention shall be duplicative of the retention Tenant would otherwise withhold [but will not withhold] pursuant to its construction contract with the Contractor, and no such retention shall be applicable to the Non-Construction Allowance Items, as defined below), and (ii) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any Draw Request based on material non-compliance of any work with the Approved

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Working Drawings. If Landlord identifies any such material non-compliance with the Approved Working Drawings, Landlord shall provide Tenant with a detailed statement identifying the same, and Tenant shall cause such work to be corrected to eliminate such material non-compliance.

2.2.2.3 Notwithstanding the foregoing to the contrary, if there is an Over-Allowance Amount required to be paid by Tenant pursuant to Section 4.2 below for any such monthly disbursement pertaining to an applicable Draw Request, Landlord shall only be required to make a disbursement equal to Landlord's pro rata share of the Tenant Improvement Allowance (less a ten percent (10%) retention) and only after Tenant has paid its pro rata share of the Over-Allowance Amount for such Draw Request and all previous Draw Requests directly to the Contractor and/or any other party entitled to payment. For purposes hereof, Landlord's pro rata share for each such disbursement amount of the Tenant Improvement Allowance shall equal the percentage resulting from dividing the Tenant Improvement Allowance (less sums already disbursed for any Non-Construction Allowance Items) by the total cost of the Tenant Improvement Allowance Items (less sums already disbursed for any Non-Construction Allowance Items) as estimated in the Final Costs Statement as defined in and delivered pursuant to Section 4.2.1 below (as may be revised from time to time), and Tenant's pro rata share for each such disbursement of the Over-Allowance Amount shall equal the Over-Allowance Amount divided by such total cost of the Tenant Improvement Allowance Items (less sums already disbursed for any Non-Construction Allowance Items).

2.2.2.4 Notwithstanding the foregoing provisions of this Section 2.2.2 to the contrary, with respect to fees and expenses of the Architect, Engineers and any other pre-construction items pertaining to the Tenant Improvements for which the payment scheme set forth hereinabove is not applicable (collectively, the "Non- Construction Allowance Items"), Landlord shall make disbursements of the Tenant Improvement Allowance therefor on a monthly basis following Landlord's receipt of invoices and other reasonable evidence that Tenant has incurred the costs for the applicable Non-Construction Allowance Items (unless Landlord has received a preliminary notice in connection with such costs, in which event conditional lien releases must be submitted in connection with such costs) and such other information and documentation reasonably required by Landlord. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

2.2.3 Final Retention. Subject to the provisions of this Tenant Work Letter, the Final Retention shall be paid by Landlord following the completion of construction of the Tenant Improvements and Tenant's compliance with the provisions of Section 4.3 below. The Final Retention shall be made directly to the Contractor (except a separate check shall be delivered and made payable to Tenant for that portion, if any, of the Final Retention representing reimbursement to Tenant of amounts previously paid directly by Tenant to the Contractor or any other person or entity entitled to payment as described in Section 2.2.2.1(i) above). It shall be a condition precedent to Landlord's obligation to pay the Final Retention that (A) Tenant delivers to Landlord properly executed unconditional mechanics' lien releases in compliance with California Civil Code Sections 8132 through 8138 (provided, however, that final conditional mechanics’ lien releases will be required from the Contractor for the Final Retention), and

(B) Landlord has not determined and notified Tenant in writing that material substandard work exists.

2.2.4 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

SECTION 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner (the "Architect") and engineering consultants (the "Engineers") approved by Landlord, which approval shall not be unreasonably withheld, to prepare the Construction Drawings. The Engineers shall prepare all plans and engineering working drawings relating to the structural, acoustical, mechanical, electrical, plumbing, HVAC, lifesafety, sprinkler and any other work required in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications reasonably determined by Landlord, and shall be subject to Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2 Final Space Plan. A preliminary space plan is attached hereto as Schedule 1. Tenant shall supply Landlord with two (2) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the "Final Space Plan") shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, and (ii) deliver such revised Final Space Plan to Landlord.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord and Tenant,

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Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and cause the Architect to compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits for the Tenant Improvements (collectively, the "Final Working Drawings"), and shall submit the same to Landlord for Landlord's approval. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly (i) revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith, and (ii) deliver such revised Final Working Drawings to Landlord.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate governmental authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which approval shall not be unreasonably withheld.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1
Tenant's Selection of Contractor and Tenant's Agents.

4.1.1
The Contractor. Tenant shall retain the general contractor (the "Contractor") to construct the Tenant Improvements approved by Landlord, which approval shall not be unreasonably withheld.

4.1.2
Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant may use non-union labor for the Tenant Improvements, except to the extent not permitted by applicable laws affecting the Premises.

4.2
Construction of Tenant Improvements by Tenant's Agents.

4.2.1
Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. No changes (including change orders), modifications or alterations to the Contract may be made without the prior written consent of Landlord (other than change orders that do not materially change the scope of work, but Tenant shall be required to notify Landlord thereof prior to the undertaking of such work), which consent shall not be unreasonably withheld (and in connection therewith, Tenant agrees to deliver a copy of any such changes [including change orders], modifications or alterations to Landlord together with Tenant’s request for Landlord’s consent thereto). Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9 above, in connection with the design, permitting and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any) (the "Final Costs"). If the Final Costs specified on the Final Costs Statement exceed the Tenant Improvement Allowance by more than Five Hundred Thousand Dollars ($500,000.00) (the "Over-Allowance Amount"), then Tenant shall pay directly to the Contractor with respect to each Draw Request, Tenant's pro rata share of such Over-Allowance Amount as determined pursuant to Section 2.2.2 above, and such payment by Tenant shall be a condition to Landlord's obligation to disburse or pay Landlord's pro rata portion of the Tenant Improvement Allowance (other than for any Non-Construction Allowance Items). If, after the Final Costs Statement has been delivered by Landlord to Tenant, the costs relating to the design, permitting and construction of the Tenant Improvements shall change, such changes shall be incorporated into the last approved Final Costs Statement and Landlord's and Tenant's pro rata share of such additional costs shall be adjusted to take into account such changes.

4.2.2
Tenant's Agents.

4.2.2.1
Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agents' construction of the Tenant Improvements shall comply with the following:
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the Tenant Improvements shall be constructed in material compliance with the Approved Working Drawings; and
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Tenant and Tenant's Agents shall coordinate with the work of Landlord's base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building.

4.2.2.2
Coordination Fee. Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in an amount equal to the product of (i) two percent (2%), and (ii) the sum of the Tenant Improvement Allowance, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements. The Coordination Fee shall be paid monthly to Landlord (and subtracted from) disbursements of Tenant Improvement Allowance.

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4.2.2.3
Indemnity. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them (including, without limitation, reimbursing Landlord for any deductible payment required in connection with an insurance claim made by Landlord), or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.4
Insurance Requirements.

4.2.2.4.1
General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and the Contractor shall carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease. Tenant shall cause Contractor to require its subcontractors and consultants to carry commercially reasonable public liability insurance, including coverage for property damage, as is prudent in the industry.

4.2.2.4.2
Special Coverages. Tenant shall carry or cause Contractor to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

4.2.2.4.3
General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. If the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents, and shall name as additional insureds Landlord's Property Manager, Landlord's Asset Manager, and all mortgagees and ground lessors of the Real Property. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

4.2.3
Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances, regulations and associated requirements (including, without limitation, California Energy Code, Title 24), as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

4.2.4
Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements during the course of construction or applicable warranty period shall be rectified at no expense to Landlord, provided however, that if Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, HVAC or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

4.2.5
Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant in the vicinity of the Building or by video-teleconferencing, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

4.3
Notice of Completion; Copy of "As Built" Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of

5

the Recorder of the County in which the Real Property is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense, or require Tenant's Contractor to do the same. At the conclusion of construction,

(i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, (C) to deliver to Landlord as-built drawings in PDF and CAD format via an FTP site or comparable e-file transfer link, and (D) to deliver to Landlord the Approved Working Drawings in PDF and CAD format via an FTP site or comparable e-file transfer link, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises, and all other items included in the Contractor's Rules and Regulations Closing Package Requirements.

4.4
Coordination by Tenant's Agents with Landlord. Upon Tenant's delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

4.5
Roof Access. Tenant shall have access to the roof during the design and construction of the Tenant Improvements in accordance with the terms of the Lease.

SECTION 5

MISCELLANEOUS

5.1 Tenant's Representative. Tenant has designated Wylea Kirkpatrick as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord's Representative. Landlord has designated Mark Velarde as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" or the term "days" shall mean and refer to calendar days (as opposed to business days). If any item requiring approval is timely disapproved by Landlord or Tenant, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord or Tenant, as applicable.

5.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if (i) an event of default by Tenant of this Tenant Work Letter or the Lease has occurred at any time on or before the substantial completion of the Tenant Improvements, (ii) Landlord receives notice of a lien affecting the Premises and/or Real Property or any portion thereof that relates to the construction of the Tenant Improvements, and/or (iii) Tenant fails to timely deliver any items required pursuant to Section 2.2.2.1 above and/or timely pay any Over- Allowance Amount, then (A) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, at law and/or in equity Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause the cessation of construction of the Tenant Improvements and any other work required to be performed by Landlord pursuant to this Tenant Work Letter (in which case, a Tenant Delay shall occur for any delay in the substantial completion of the Tenant Improvements caused by such work stoppage, without any Tenant Delay Notice or Tenant Delay Grace Period being applicable), and (B) all other obligations of Landlord under the terms of this Tenant Work Letter shall be deferred, until such time as such default is cured and/or violation described hereinabove is resolved, as the case may be (in which case, a Tenant Delay shall occur for any delay in the substantial completion of the Tenant Improvements caused by such inaction by Landlord, without any Tenant Delay Notice or Tenant Delay Grace Period being applicable). In addition, if the Lease is terminated prior to the Lease Commencement Date, due to a default by Tenant as described in Section 19.1 of the Lease or under this Tenant Work Letter, in addition to any other remedies available to Landlord under the Lease, at law and/or in equity, Tenant shall pay to Landlord, as Additional Rent under the Lease, within five (5) days after Tenant's receipt of a statement therefor, all costs (if any) incurred by Landlord (including any portion of the Tenant Improvement Allowance disbursed by Landlord) and not reimbursed or otherwise paid by Tenant through the date of such termination in connection with the Tenant Improvements to the extent planned, installed and/or constructed as of such date of termination, including, but not limited to, any costs related to the removal of all or any portion of the Tenant Improvements and restoration costs related thereto.

5.5 Electronic Mail. Any notices, demands, statements or communications given, or required to be given, by one party to the other pursuant to this Tenant Work Letter, may be given: (i) by e-mail to Tenant at "wkirkpatrick@netgear.com", Attention: Wylea Kirkpatrick, and (ii) by e-mail to Landlord at "aweinbaum@amcapitalre.com", Attention: Adam Weinbaum and mvelarde@amcapitalre.com”, Attention: Mark Velarde; or such other e-mail address as Tenant or Landlord may provide to the other, in writing, as the case may be.

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SCHEDULE 1

PRELIMINARY SPACE PLAN

potential outdoor space
LOADING
Bathrooms
Genius Bar
494 SF
Main Cafe
2714 SF
Secondary Cafe
1827 SF
Fitness
1920 SF
Lockers
795 SF
Lab - Tech Support
Lab - PRO AV
Lab - CABLE
Lab - RF
Office
Meeting (Distributed)
Meeting
Amenity
Lab
IT
BOH
BATH
Reception
Storage
Circulation

FIRST FLOOR PLAN

Lab - Home
Lab - Mobile Hot Spot / Router Services
Lab - ProWIFI Solutions
Lab - PTE
Lab - Product Design
Lab - SMB / NFB

SECOND FLOOR

ARCO MURRAY | DESIGN BUILD

NETGEAR®

TITLE:	Blocking Plans
DATE:	08.29.2024
PROJECT:	NETGEAR San Jose
ADDRESS:	3553 N 1st St San Jose, CA

NOT FOR CONSTRUCTION

SCALE:
1"=40'

0' 20' 40'

N

01

7

EXHIBIT C

INTENTIONALLY DELETED

EXHIBIT D

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations and the Parking Rules and Regulations.

1.
Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Tenant may rekey the Premises, as long as Tenant shall provide a copy of all keys or access cards to locked doors (excluding secured areas) for Landlord’s access during an emergency.

2.
All doors opening to the exterior of the Building shall be kept closed outside of business hours except for normal ingress and egress to the Premises, unless electrical hold backs have been installed. Sidewalks, doorways, passages, entrances, vestibules, halls, stairways and other common areas shall not be obstructed by Tenant.

3.
Tenant and its employees and agents shall ensure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Tenant shall pay for the costs of all access cards provided to Tenant's employees and all replacements thereof for lost, stolen and/or damaged cards. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building and/or the Real Property of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or the Real Property during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4.
Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants and/or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5.
The bringing in, moving and removing of furniture, freight, packages, supplies, equipment or merchandise from and in the Building shall be done in compliance with applicable laws. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from such activity described herein.

6.
No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. Landlord shall have the right to remove any signs, advertisements, and notices not approved in writing by Landlord without notice to and at the expense of Tenant.

7.
The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

8.
Tenant shall not overload the floor of the Premises. Tenant shall not mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the exterior of the Premises or any part thereof without Landlord's consent first had and obtained, except as otherwise permitted pursuant to the terms of the Lease.

9.
Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord.

10.
Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, portable coolers or space heaters, without Landlord's prior written consent, and any such approval will be for devices that meet federal, state and local code; provided, however, that Landlord hereby consents to Tenant’s use of “move n cools” in the Premises.

11.
No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, the Building and/or about the Real Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws, rules and regulations. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Real Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Laws which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

9

12.
Except as otherwise expressly permitted under the Lease, Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner that constitutes a legal nuisance.

13.
Tenant shall not bring into or keep within the Real Property, the Building or the Premises any animals (except those assisting handicapped persons and other service animals).

14.
Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises, the Building and/or the Real Property. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

15.
The Premises shall not be used for the storage of merchandise or for any improper, objectionable or immoral purposes.

16.
Landlord will approve where and how telephone wires and other cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment and/or systems affixed to the Premises shall be subject to the approval of Landlord.

17.
Landlord reserves the right to exclude or expel from the Building and/or the Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations or cause harm to Real Property occupants and/or property.

18.
All contractors, contractor's representatives and installation technicians performing work in the Building or at the Real Property shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

19.
Tenant at all times shall maintain the entire Premises in a neat and clean, first class condition, free of debris. Tenant shall not place items, including, without limitation, any boxes, files, trash receptacles or loose cabling or wiring, in or near any window to the Premises which would be visible anywhere from the exterior of the Premises.

20.
Tenant shall cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Real Property failing to comply with the requirements of) any conservation, sustainability, recycling, energy efficiency, and waste reduction programs, environmental protection efforts and/or other programs that are in place and/or implemented from time to time at the Building and/or the Real Property, including, without limitation, any required reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system, including those currently coordinated through the U.S. Green Building Council).

21.
Tenant shall store all its recyclables, trash and garbage within the trash enclosures located at the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of recyclables, trash and garbage in the city in which the Real Property is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

22.
Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

23.
Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied, or when the entry to the Premises is not manned by Tenant on a regular basis.

24.
No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

25.
Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

26.
Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Premises and/or the common areas, unless the common areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the common areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

2

27.
Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute, or interfere with Landlord's business or with the rights and privileges of any person lawfully at the Real Property ("Labor Disruption"). If Tenant's use of non-union labor to install or perform the Tenant Improvements and/or any Alterations in the Premises results in a Labor Disturbance, Landlord shall notify Tenant thereof and Landlord and Tenant shall reasonably coordinate and cooperate with each other to allow Tenant to continue to use non-union labor in a manner which does not result in any further Labor Disturbance. If, following Landlord’s and Tenant’s coordination and cooperation efforts, Tenant’s use of non-union labor continues to cause a Labor Disturbance which Landlord and Tenant are unable to reasonably mitigate, then Tenant will hire only union labor for the specific trade(s) resulting in the Labor Disturbance.

28.
No tents, shacks, temporary or permanent structures of any kind shall be allowed on the Real Property, except for occasional temporary use of canopies for sun protection. No personal belongings may be left unattended in any common areas.

29.
Landlord shall have the right to prohibit the use of the name of the Building or the Real Property or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or the Real Property or the desirability thereof. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

30.
Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

31.
Tenant shall comply with all Building security procedures as Landlord may reasonably effectuate.

32.
Tenant shall at all times cooperate with Landlord in preserving a first-class image for the Building.

PARKING RULES AND REGULATIONS

1.
Tenant shall not store or permit its employees to store any automobiles in the Surface Parking Areas without the prior written consent of Landlord (such consent not to be unreasonably withheld); provided, however, that Tenant’s employees may, from time to time, park their personal cars at the Premises overnight. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Surface Parking Areas or on the Real Property.

2.
Tenant (including Tenant's employees and agents) will use the parking spaces solely for the purpose of parking passenger model cars, small vans and small trucks and occasional mobile car washing services and will comply in all respects with any rules and regulations that may be promulgated by Landlord from time to time with respect to the Surface Parking Areas.

3.
All directional signs and arrows must be observed.

4.
The speed limit shall be 5 miles per hour.

5.
Parking spaces reserved for handicapped persons must be used only by vehicles properly designated.

6.
Parking is prohibited in all areas not expressly designated for parking, including without limitation:

(a)
areas not striped for parking;
(b)
aisles;
(c)
where "no parking" signs are posted;
(d)
ramps; and
(e)
loading zones.

7.
Parking managers or attendants are not authorized to make or allow any exceptions to these Parking Rules and Regulations.

8.
Washing, waxing, cleaning or servicing of any vehicle by the customer and/or its agents is prohibited, except for occasional mobile car washing services.

9.
Tenant agrees to acquaint all persons to whom Tenant assigns a parking space with these Parking Rules and Regulations.

10.
Landlord shall not be liable for loss of or damage to any vehicle or any contents of such vehicle or accessories to any such vehicle, or any property left in the Surface Parking Areas, resulting from fire, theft, vandalism, accident, conduct of other users of the Surface Parking Areas and other persons, or any other casualty or cause. Further, Tenant understands and agrees that: (i) Landlord will not be obligated to provide any traffic control, security protection for the Surface Parking Areas; (ii) Tenant uses the Surface Parking Areas at its own risk; and (iii) Landlord will not be liable for personal injury or death, or theft, loss of or damage to property. Tenant indemnifies and agrees to hold Landlord and Landlord's contractors, agents and employees harmless from and against any and all claims, demands, and actions arising out of the use of the Surface Parking Areas by Tenant and Tenant's employees, agents, contractors, guests and invitees,

3

whether brought by any of such persons or any other person.

11.
Tenant will ensure that any vehicle parked in any of the parking spaces will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of gasoline. If any of the parking spaces are at any time used (i) for any purpose other than parking as provided above, (ii) in any way or manner reasonably objectionable to Landlord, or (iii) by Tenant after default by Tenant under the Lease, Landlord, in addition to any other rights otherwise available to Landlord, may consider such default an event of default under the Lease.

12.
Landlord will not be liable to Tenant for any unavailability of Tenant's designated spaces, if any, nor will any unavailability entitle Tenant to any refund, deduction, or allowance. Tenant will not park in any numbered space or any space designated as: RESERVED, HANDICAPPED, VISITORS ONLY, or LIMITED TIME PARKING (or similar designation).

13.
If the Surface Parking Areas are damaged or destroyed, or if the use of the Surface Parking Areas is limited or prohibited by any governmental authority, or the use or operation of the Surface Parking Areas is limited or prevented by strikes or other labor difficulties or other causes beyond Landlord's reasonable control, Tenant's inability to use the parking spaces will not subject Landlord to any liability to Tenant and will not relieve Tenant of any of its obligations under the Lease and the Lease will remain in full force and effect. Tenant will pay to Landlord upon demand, and Tenant indemnifies Landlord against, any and all loss or damage to the Surface Parking Areas, or any equipment, fixtures, or signs used in connection with the Surface Parking Areas and any adjoining buildings or structures caused by Tenant or any of its employees and agents.

14.
Tenant has no right to assign or sublicense any of its rights in the parking passes, except as part of a permitted assignment or sublease of the Lease; however, Tenant may allocate the parking passes among its employees.

Tenant shall be responsible for the observance of all of the Rules and Regulations and Parking Rules and Regulations in this Exhibit D by Tenant's employees, agents, clients, customers, invitees and guests. Landlord may waive any one or more of the Rules and Regulations and/or Parking Rules and Regulations for the benefit of any particular occupant of the Surface Parking Areas, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations and/or Parking Rules and Regulations in favor of any other occupant of the Surface Parking Areas, nor prevent Landlord from thereafter enforcing any such Rules or Regulations and/or Parking Rules and Regulations against any or all other occupants of the Surface Parking Areas. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations and/or the Parking Rules and Regulations, or to make such other and further reasonable Rules and Regulations and/or Parking Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, the Building and the Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants therein. Tenant shall be deemed to have read these Rules and Regulations and Parking Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. In the event of a conflict between the terms of this Exhibit D and the Lease, the terms of the Lease shall prevail.

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EXHIBIT E

LIST OF PERMITTED HAZARDOUS MATERIALS

4
3D printer ink (under 55 gallons)

5
Cutting fluid (under 55 gallons)

EXHIBIT F-1

CERTAIN OF TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS

Item	Description of Service
All interior non-structural portions of the Premises	Maintain, repair, and restore as needed
Below-deck ceiling insulation (if equipped)	Maintenance, repair, and replacement of insulation materials that are suspended just below the roof deck
Carpentry – Doors, cabinets, counters, etc.	Maintenance, repair, and replacement of doors and millwork
Dock doors, dock levelers, dock bumpers and seal, dock lights and other dock equipment	General maintenance, repair, and replacement
Electric service (after main feed, above slab)	General maintenance, repair, and replacement
Elevator systems	Maintenance and repair of elevator systems
Energy and Communications Related Improvements	General maintenance, repair, and replacement
Exterior signage—Tenant installed	Maintain and update Tenant-installed signage as needed
Fire sprinkler and fire protection systems

Inspections, testing, compliance, repair, maintenance, and non-capital replacement of (1) those portions of the Base F/LS System that are on the Premises, and (2) any Tenant- installed supplemental fire/life safety systems, as well as any capital repairs and replacements of (2). Tenant to provide Landlord with copies of maintenance, repair and replacement logs upon Landlord's request.

Fire protection system monitoring	Monitoring of all applicable portions of fire protection systems and fire water supply
Fixtures	General maintenance, repair, and replacement.
Generator	Maintenance, repair, testing, inspections, permits
HVAC	Maintenance, repair and replacement of HVAC systems exclusively serving Premises in accordance with the terms of the Lease and manufacturer’s recommended standards.
Interior lighting	Maintenance, repair, and replacement of fixtures, bulbs and ballasts.
Interior/exterior pest control	As needed
Interior sump pump or lift stations	General maintenance, repair, and replacement.
Interior walls and floor coverings	Maintenance, repair, and replacement of walls and flooring surfaces (non-structural)
Janitorial	Janitorial services, if desired
Kitchen appliances	General maintenance, repair, and replacement
Plumbing – Above slab	General maintenance, repair, and replacement.
Suspended ceilings and hard lid ceilings	General maintenance, repair and replacement
Trash and recycling	As needed
Window washing	Washing of exterior and interior
Security and access systems	As needed

EXHIBIT F-2

LANDLORD’S MAINTENANCE AND REPAIR OBLIGATIONS

Item	Description of Service
Backflow devices, if any	Necessary testing, inspecting, maintenance, and permit management
Catch basins (parking lot and drive aisles)	Permits, regulatory compliance, maintenance, restoration
Electrical system	Maintenance, repair, and replacement of transformer, electrical switchgear, and other components of the electrical system located outside the Premises or subgrade
Elevator systems	Replacement of elevator systems
Exterior building lighting	Maintenance, repair, and replacement of exterior lighting affixed to building
Exterior curbs and bollards	Maintenance, repair, and replace
Exterior fencing	Maintain, repair, and replace gates and fences around Premises
Exterior glazing	Repair and replace broken and/or damaged glass and seals
Exterior paint	Exterior touch-up paint of Building as needed to maintain a uniform aesthetic
Exterior pumps	General maintenance and repair
Exterior signage — Landlord installed	Repair and replace Real Property signage (excluding Tenant's signage) as needed to maintain professional aesthetic
Exterior walls	Ensure integrity and conduct repair
Ground irrigation	Maintenance and replacement of system elements, as needed
Gutters, scuppers, downspouts, and storm water systems	Preventative maintenance and repair
Landscaping	Regular maintenance and replacement (including mowing and tree trimming, but excluding any large-scale replacement of the existing landscaping not approved in writing by Tenant)
Parking lots and drive surfaces	Preventative maintenance, restoration, sealing, striping, and replace sections as needed based on useful life and performance requirements
Parking lot lighting	Maintenance, repair and replacement
Parking lot sweeping	Maintenance sweeping for debris removal
Roof	Annual inspections, and maintenance and repair of roof and roof membrane (including roof deck and structural components) and skylights
Roof replacement	Replacement of roof deck and structural components
Roof membrane and above- deck roof components	Replacement
Slab and foundation	Capital repairs and capital replacements
Structure of building	Maintain and repair, as needed
Subgrade utility lines	Maintenance, repair, and replacement of all subgrade utility lines, including sewer, plumbing, pumps, and lift stations, if any
Swales and retention/detention ponds	Permits, regulatory compliance, maintenance, restoration

EXTENSION OPTION RIDER

This Extension Option Rider ("Extension Rider") is attached to and made a part of the Lease by and between Landlord and Tenant. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

1.
Extension Option. Landlord hereby grants Tenant two (2) consecutive options (each, an "Extension Option") to extend the then-current Lease Term for a period of sixty (60) months (each, an "Option Term"), which Extension Options shall each be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below. Upon the proper exercise of the applicable Extension Option, the then-current Lease Term shall be extended for the applicable Option Term. Notwithstanding the foregoing, at Landlord's option, in addition to any other remedies available to Landlord under the Lease, at law or in equity, the applicable Extension Option shall not be deemed properly exercised if as of the date of delivery of the applicable Exercise Notice (as defined below) by Tenant for such applicable Extension Option, Tenant has previously been in default under the Lease beyond all applicable notice and cure periods. Each Extension Option is personal to the Original Tenant and any Affiliate Assignee, as the case may be, and may only be exercised by the Original Tenant or such Affiliate Assignee, as the case may be (and not any other assignee, sublessee or other transferee of Tenant's interest in the Lease) if the Original Tenant or such Affiliate Assignee, as the case may be, occupies at least seventy five percent (75%) of the rentable square footage of the Premises as of the date of Tenant's delivery of the Exercise Notice for such applicable Extension Option.

2.
Option Rent. The annual Base Rent payable by Tenant during the applicable Option Term (the "Option Rent") shall be equal to the Fair Market Rental Rate for the Premises. As used herein, the "Fair Market Rental Rate" shall mean the annual base rent at which tenants, as of the commencement of the applicable Option Term, will be leasing full building, non-sublease space comparable in size, location and quality to the Premises for a comparable term as the applicable Option Term, which comparable space is located in other comparable first-class single story research and development buildings with at least 4,000 amps of power in the North San Jose, California market (collectively, the "Comparable Buildings"), taking into consideration (i) the exterior amenity feature at the Premises, and (ii) all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the applicable Option Term (including, without limitation, any tenant improvement allowance provided for such comparable space, with the amount of such tenant improvement allowance to be provided for the Premises during the applicable Option Term to be determined after taking into account the age, quality and layout of the tenant improvements in the Premises as of the commencement of the applicable Option Term with consideration given to the fact that the improvements existing in the Premises are specifically suitable to Tenant). All other terms and conditions of the Lease shall apply throughout the applicable Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the second (2nd) Option Term described in Section 1 above.

3.
Exercise of Option. Each Extension Option shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice ("Interest Notice") to Landlord not more than twelve (12) months nor less than ten (10) months prior to the expiration of the initial Lease Term, or the first Option Term, as the case may be, stating that Tenant may be interested in exercising the applicable Extension Option;

(ii) Landlord, after receipt of the applicable Tenant's Interest Notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than ten (10) business days after Tenant delivers the Interest Notice to Landlord, setting forth the applicable Option Rent; and (iii) if Tenant wishes to exercise the applicable Extension Option, Tenant shall, on or before the date (the "Exercise Date") which is nine (9) months prior to the expiration of the initial Lease Term, or the first Option Term, as the case may be, exercise the applicable Extension Option by delivering written notice ("Exercise Notice") thereof to Landlord. Concurrently with Tenant's delivery of the applicable Exercise Notice, Tenant may object, in writing, to Landlord's determination of the Fair Market Rental Rate for the applicable Option Term set forth in the Option Rent Notice therefor, in which event such Fair Market Rental Rate shall be determined pursuant to Section 4 below. If Tenant timely delivers the applicable Exercise Notice for the applicable Extension Option but fails to timely object in writing to Landlord's determination of the Fair Market Rental Rate set forth in the applicable Option Rent Notice therefor, then Tenant shall be deemed to have accepted Landlord's determination thereof and the following provisions of Section 4 shall not apply with respect to such applicable Option Term. Tenant's failure to deliver the applicable Interest Notice or applicable Exercise Notice on or before the applicable delivery dates therefore specified hereinabove shall be deemed to constitute Tenant's waiver of such applicable Extension Option and any subsequent Extension Option.

4.
Determination of Option Rent. If Tenant timely and appropriately objects in writing pursuant to Section 3 above with respect to the Fair Market Rental Rate for the Premises initially determined by Landlord in the applicable Option Rent Notice, then Landlord and Tenant shall attempt to agree upon the applicable Fair Market Rental Rate, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement by the date (the "Outside Agreement Date") which is twenty (20) days following Tenant's delivery of the applicable Exercise Notice, then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within ten (10) business days after the applicable Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions of Sections 4.1 through 4.7 below. The failure of Tenant or Landlord to submit a written determination of the applicable Fair Market Rental Rate within such 10-business day period shall conclusively be deemed to be such party's approval of such applicable Fair Market Rental Rate submitted within such 10-business day period by the other party.

4.1
Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a real estate leasing broker who shall (i) have been active over the ten (10) year period ending on the date of such appointment in the leasing of the Comparable Buildings, (ii) have no financial interest in Landlord or Tenant, and (iii) not have represented or been employed or engaged by the appointing party during such 10-year period. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted applicable Fair Market Rental Rate is the closer to the actual applicable Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements with respect thereto set forth in Section 2 above. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

4.2
The two (2) arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

4.3
The three (3) arbitrators shall, within thirty (30) days of the appointment of the third arbitrator, reach a decision as to which of Landlord's or Tenant's submitted applicable Fair Market Rental Rate is closer to the actual applicable Fair Market Rental Rate and shall select such closer determination as the applicable Fair Market Rental Rate and notify Landlord and Tenant thereof.

4.4
The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

4.5
If either Landlord or Tenant fails to appoint an arbitrator within the time period specified in Section 4.1 hereinabove, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

4.6
If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, a third arbitrator shall be appointed by the Superior Court in and for the county of in which the Real Property is located.

4.7
Each party shall pay the fees and expenses of the arbitrator appointed by or on behalf of it, and each shall pay one-half of the fees and expenses of the third arbitrator, if any.

LETTER OF CREDIT RIDER

This LETTER OF CREDIT RIDER ("LC Rider") is made and entered into by and between A&M PEAK FIRST STREET, LLC, a Delaware limited liability company ("Landlord"), and NETGEAR, INC., a Delaware corporation ("Tenant"), and is dated as of the date of the Lease ("Lease") between Landlord and Tenant to which this LC Rider is attached and forms an integral part of the Lease. The agreements set forth in this LC Rider shall have the same force and effect as if set forth in the Lease. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Lease. To the extent the terms of this LC Rider are inconsistent with the terms of the Lease, the terms of this LC Rider shall control.

1.
Concurrently with Tenant's execution of the Lease and as a condition precedent to each and every obligation of Landlord under the Lease, Tenant shall deliver to Landlord, as additional protection for Landlord to assure the full and faithful performance by Tenant of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, an irrevocable and unconditional letter of credit (the "Letter of Credit") in the amount of $2,000,000.00 ("LC Amount"), in the form attached hereto as Exhibit 1 and containing the terms required herein, payable in Los Angeles, California, running in favor of Landlord issued by a solvent nationally recognized bank (the "Bank") that is acceptable to Landlord in Landlord's reasonable discretion and meets all of the following requirements (collectively, the "Letter of Credit Issuer Requirements"): (i) is chartered under the laws of the United States, any State thereof or the District of Columbia, and which is insured by the Federal Deposit Insurance Corporation; (ii) has a long term rating of B or higher as rated by Moody's Investors Service and/or A or higher as rated by Standard & Poor's, and Fitch Ratings Ltd (Fitch); and (iii) has a branch located in Los Angeles or the San Francisco bay area, California. Notwithstanding the foregoing to the contrary, as of the date of the Lease, JP Morgan shall be an approved Bank, if selected by Tenant. The LC Amount is subject to reduction as provided in Section 8 below.

2.
The Letter of Credit shall: (i) be payable upon demand, irrevocable and unconditional; (ii) be subject to the terms of this LC Rider, maintained in effect, for an initial term plus annual automatic extensions thereof, for the entire period from the date of execution of the Lease and continuing until the date which is one hundred twenty

(120) days after the Lease Expiration Date (the "LC Expiration Date"); provided, however, if Tenant exercises its Extension Option(s) pursuant to the Extension Option Rider attached to the Lease then, not later than one hundred twenty (120) days prior to the commencement of each applicable Option Term, Tenant shall deliver to Landlord a new Letter of Credit or certificate of renewal or extension evidencing the LC Expiration Date as one hundred twenty (120) days after the expiration of such applicable Option Term; (iii) be subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590; (iv) be fully assignable by Landlord; and (v) permit partial and multiple draws. In addition to the foregoing and any other rights set forth below, the form and terms of the Letter of Credit shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if (1) Tenant has failed to timely pay or perform any of its obligations under the Lease, (2) the Bank delivers written notice to Landlord that the Letter of Credit will not be extended beyond the current expiration date thereof which would result in the Letter of Credit expiring prior to the LC Expiration Date (which the Bank shall only have the right to do if it provides Landlord with such notice at least sixty (60) days' prior to such current expiration date), (3) Tenant has filed a voluntary petition under the Federal Bankruptcy Code, (4) an involuntary petition has been filed against Tenant under the Federal Bankruptcy Code, (5) the Lease was rejected or deemed rejected in any proceeding under the Federal Bankruptcy Code, (6) Tenant enters into an assignment for the benefit of creditors or is the subject any receivership, conservatorship, or similar proceedings or otherwise becomes insolvent, or (7) Tenant has sold substantially all its assets or suffered a foreclosure of substantially all its assets by any party, it being understood that if Landlord or its managing agent is a limited liability company, corporation, partnership or other entity, then statements that may be required by the Letter of Credit shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); and (B) the Letter of Credit will be honored by the Bank without inquiry as to the accuracy of any statements made by Landlord or whether any defaults exist under the Lease and regardless of whether the Tenant disputes the content of such statements or default. Tenant shall have no right to replace the Letter of Credit without Landlord's express written consent which may be withheld by Landlord in its sole and absolute discretion.

3.
The Letter of Credit shall also provide that Landlord may, at any time and without notice to Tenant and without obtaining Tenant's consent thereto, transfer its interest in and to the Letter of Credit to another person or entity as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord's interest in the Building or the Premises, Landlord shall effect a transfer of the Letter of Credit to the transferee and thereupon Landlord shall, without any further agreement between the parties, be fully and forever released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to each and every transfer or assignment of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and Tenant shall be responsible for paying the Bank's transfer and processing fees in connection therewith.

4.
If, as result of any draw by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the LC Amount, then Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency and any such additional letter of credit shall comply with all of the provisions of this LC Rider, and if Tenant fails to comply with the foregoing, the same shall constitute an uncurable default by Tenant under the Lease. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof, and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. If, at any time prior to the LC Expiration Date, the Letter of Credit is not timely renewed in accordance with the provisions of Section 1 above, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this LC Rider, Landlord shall have the right to present the Letter of Credit to the Bank in accordance with the terms of this LC Rider and the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under the Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default by Tenant under the Lease. In the event any of the conditions allowing Landlord to draw on the Letter of Credit set forth in this LC Rider occur, Landlord may draw on the entirety of the Letter of Credit irrespective of the amount Rent then due or any other obligations then due and owing under the Lease and Landlord may immediately (or at any time in the future) apply any proceeds of the Letter of Credit against any Rent payable by Tenant under the Lease that was not paid when due and/or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under the Lease, including, but not limited to, any damages arising upon the termination of the Lease under the Lease and Section 1951.2 of the California Civil Code. Any proceeds of the Letter of Credit drawn by Landlord that are not applied by Landlord to amounts then due under the Lease or to Landlord's damages shall constitute the property of Landlord and need not be segregated from Landlord's other assets. Landlord agrees to pay to Tenant within thirty (30) days after the LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied against any Rent payable by Tenant under the Lease that was not paid when due and/or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any default by Tenant under the Lease (including, but not limited to, any damages arising upon the termination of the Lease under the Lease and Section 1951.2 of the California Civil Code); provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant's creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

5.
Tenant hereby acknowledges and agrees that Landlord is entering into the Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any default on the part of Tenant under the Lease. If there shall occur a default by Tenant under the Lease as set forth in Article 19 of the Lease or under this LC Rider, Landlord may, but without obligation to do so, draw upon the Letter of Credit in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant's default (including, but not limited to, any damages arising upon the termination of the Lease under the Lease and Section 1951.2 of the California Civil Code). Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw from the Letter of Credit. The use, application, or retention of the Letter of Credit proceeds, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the Letter of Credit, and such Letter of Credit or the proceeds thereof shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant agrees and acknowledges that: (i) the Letter of Credit constitutes a separate and independent contract between Landlord and the Bank; (ii) Tenant is not a third party beneficiary of such contract; and (iii) Tenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof and that, if Tenant becomes a debtor under any chapter of the Federal Bankruptcy Code, neither Tenant, any trustee, nor Tenant's bankruptcy estate shall have any right to restrict or limit Landlord's claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Federal Bankruptcy Code.

6.
Notwithstanding anything to the contrary herein, if at any time the Letter of Credit Issuer Requirements are not met, or if the financial condition of such issuer changes in any other materially adverse way, as determined by Landlord in its sole discretion, then, if permitted by Landlord in writing, in Landlord's sole and absolute discretion, Tenant shall, within five (5) business days after written notice from Landlord, deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of the Lease, including without limitation, the Letter of Credit Issuer Requirements. In addition and without limiting the generality of the foregoing, if the issuer of any letter of credit held by Landlord is insolvent or is placed in receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, the Letter of Credit shall be deemed to not meet the requirements of this LC Rider, and, if permitted by Landlord in writing, in Landlord's sole and absolute discretion, Tenant shall, within five (5) business days after written notice from Landlord, deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this LC Rider and that meets the Letter of Credit Issuer Requirements. Notwithstanding anything in the Lease to the contrary, if: (i) Tenant fails to (A) so replace the Letter of Credit (provided that the same was permitted by Landlord in writing, in Landlord's sole and absolute discretion, pursuant to the foregoing), and/or (B) satisfy the Letter of Credit Issuer Requirements within such applicable 5-day period; or (ii) Landlord elects, in Landlord's sole and absolute discretion, to not permit Tenant to replace the Letter of Credit, then, in each case, the same shall constitute a material default by Tenant under the Lease for which there shall be no notice or grace or cure periods being applicable thereto, and in such event, Landlord may, but without obligation to do so, draw upon the Letter of Credit in part or in whole, to cure such default and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from such default (including, but not limited to, any damages arising upon the termination of the Lease under the Lease and Section 1951.2 of the California Civil Code).

7.
Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto, and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

8.
Notwithstanding anything to the contrary set forth in this LC Rider, it is hereby agreed that the LC Amount shall be reduced by and to the amounts on the date set forth in the schedule below, provided that: (i) no default on behalf of Tenant under the Lease or this LC Rider exists beyond any applicable notice and cure period as of the scheduled reduction; and (ii) Landlord has not drawn down in good faith on any portion of the Letter of Credit prior to such scheduled reduction date. Any such reductions in the LC Amount pursuant this Section 8 shall be accomplished through an amendment or, if permitted by Landlord in writing, in Landlord's sole and absolute discretion, a replacement Letter of Credit, to be provided by Tenant to Landlord at Tenant's expense.

Reduction Date Amount of Reduction Revised LC Amount

Last day of the sixtieth (60th) month $1,155,084.95 $844,915.05 of the initial Lease Term

9.
Tenant's sole and exclusive remedy in connection with any improper draw by Landlord against the Letter of Credit or Landlord's improper application or retention of any proceeds of the Letter of Credit shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied or wrongfully held, together with interest at the Interest Rate and reasonable actual out-of-pocket attorneys' fees, provided that at the time of such refund, Tenant replenishes the amount of such Letter of Credit to the amount (if any) then required under the applicable provisions of this LC Rider. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the Letter of Credit: (i) a temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under the Letter of Credit or the Bank's honoring or payment of sight draft(s); or (ii) any attachment, garnishment, or levy in any manner upon either any of the proceeds of the Letter of Credit or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under the Letter of Credit) based on any theory whatever.

EXHIBIT 1 TO LC RIDER

______________________

______________________

______________________

Contact Phones:

IRREVOCABLE LETTER OF CREDIT

, 20 Our irrevocable standby Letter of Credit: No.

Beneficiary:

___________________________ Applicant:

, Suite _____

, California , Suite ______

Attn: Property Manager , California Attn:

Amount: Exactly USD $

( and 00/100 Dollars)

Final Date of Expiration: [INSERT DATE WHICH IS 120 DAYS AFTER THE LEASE EXPIRATION DATE]

We (the "Bank") hereby issue our irrevocable standby Letter of Credit No. in Beneficiary's favor for the account of the above-referenced Applicant, in the aggregate amount of exactly USD $ .

This Letter of Credit is available with us at our above office by presentation of your draft drawn on us at sight bearing the clause: "Drawn under [INSERT NAME OF BANK] Letter of Credit No. " and accompanied by the following:

1.
Beneficiary's signed certification purportedly signed by an authorized officer or agent stating one of the following:

(A)
"Beneficiary has the right to draw on Letter of Credit No. under the terms and conditions of that certain Lease dated , 20 (the "Lease") for premises located at_____ , California _________ "; or

(B)
"The Bank has notified us that this Letter of Credit will not be extended beyond the current expiration date of this Letter of Credit"; or

(C)
"Tenant has filed a voluntary petition under the Federal Bankruptcy Code"; or

(D)
"An involuntary petition has been filed against Tenant under the Federal Bankruptcy

Code"; or

(E)
"The lease was rejected or deemed rejected"; or

(F)
"Tenant has executed an assignment for the benefit of creditors, has become the subject of a receivership, conservatorship , or similar proceeding, or has become insolvent"; or

(G)
"Tenant has sold substantially all its assets or suffered a foreclosure of substantially all its assets by any party".

2.
The original of this Letter of Credit.

Special conditions:

Partial and multiple draws under this Letter of Credit are permitted.

This Letter of Credit shall expire on [INSERT DATE WHICH IS ANNUAL ANNIVERSARY OF LEASE COMMENCEMENT DATE]; provided, however, that notwithstanding the above expiration of this Letter of Credit, this Letter of Credit shall be automatically extended for successive, additional one

(1) year periods, without amendment, from the present or each future expiration date but in any event not beyond

[INSERT DATE WHICH IS 120 DAYS AFTER LEASE EXPIRATION DATE] which shall be the final expiration date of this Letter of Credit, unless, at least sixty (60) days prior to the then current expiration date we notify you by registered mail/overnight courier service at the above address that this Letter of Credit will not be extended beyond the current expiration date.

We hereby agree with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to us of the documents described in Paragraph 1 above on or before the expiration date of this Letter of Credit, without inquiry as to the accuracy thereof, regardless of whether Applicant disputes the content of any such documents or certifications, and notwithstanding the claim of Applicant or any other person or entity to the contrary.

This Letter of Credit is transferable by Beneficiary and any such transfer may be effected by us, provided that you deliver to us your written request for transfer in form and substance reasonably satisfactory to us. The original of this Letter of Credit together with any amendments thereto must accompany any such transfer request.

Except so far as otherwise expressly stated, this documentary credit is subject to the International Standby Practices 1998, International Chamber Of Commerce Publication No. 590.

By: Authorized signature

Please direct any correspondence including drawing or inquiry quoting our reference number to the above referenced address.